                                                                   Exhibit 10.19

                           ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT dated as of November ______, 2000, among Canadian Imperial Bank of Commerce, a bank governed by the Bank Act (Canada) (the "Seller"), and National Data Payment Systems, Inc., a New York corporation (the "Purchaser"), and National Data Corporation and Global Payments Inc. as guarantors of the Purchaser's obligations hereunder as described on the last page of this Agreement.

     WHEREAS, the Seller operates, among other things, a Merchant Business (as defined herein) pursuant to agreements between the Seller and certain merchants;

     WHEREAS, the Seller desires to sell and transfer and the Purchaser desires to purchase and assume certain assets and liabilities related to such business and to enter into certain other agreements in connection therewith, all on the terms and subject to the conditions hereinafter provided;

     WHEREAS, based on a review of its needs to operate the Merchant Business following the Spin-off Transaction, the Purchaser desires to cause a Canadian Affiliate to immediately employ some, but not all, of the employees of the Seller in the Merchant Business, and to contract with the Seller for the provision of certain services for a period of time in accordance with the provisions of the Transition Agreement;

     WHEREAS, it is a condition to the Closing that the Spin-off Transaction shall have been consummated;

     NOW, THEREFORE, the Seller and the Purchaser agree, on the terms and conditions herein set forth, as follows:

                                   ARTICLE I

                                  DEFINITIONS

1.1       Definitions.  For purposes of this Agreement, the following terms
          -----------
shall have the meanings indicated:

     "Accounts Receivables" means all accounts receivables, notes receivable and other debts due or accruing to the Seller in the Ordinary Course in connection with the Merchant Business and the full benefit of all security therefor.

     "Affiliate" means, with respect to a specified Person, a Person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

     "Aggregate Employee Retention Award" has the meaning set forth in Section 4.3(a)(vi).
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                                      -2-

     "Agreement" means this Asset Purchase Agreement, as may be amended, modified or supplemented from time to time.

     "Assets Sold" has the meaning set forth in Section 2.1.

     "Assigned Merchant Agreements" means the Merchant Agreements (but not the Excluded Merchant Agreements).

     "Assumed Liabilities" means only the following liabilities or obligations:
(i) the obligations of the Seller arising on and after the Effective Time to perform under the Third Party Vendor Agreements and the Lease being assigned to the Purchaser by the Seller pursuant to this Agreement and not related to any default existing prior to or as a consequence of Closing; (ii) chargebacks in respect of any Assigned Merchant Agreement that are received under the rules and regulations of the applicable Card Associations and only to the extent that such chargebacks relate to or arise out of original sales transactions occurring on and after the Effective Time; (iii) any other claims, liabilities or litigation in respect of Assets Sold that relate to or arise out of events, transactions, or actions or omissions of the Purchaser on and after the Effective Time, but not related to any default existing prior to or as a consequence of the Closing and specifically excluding any rebates or other amounts due to a Merchant that relate to sales or other transactions that occurred before the Effective Time;
(iv) the accounts payable and other liabilities related to the Merchant Business and which are specifically set forth on Schedule 1.1(a); and (v) obligations
                                        ---------------
otherwise expressly assumed by the Purchaser under the General Conveyance Agreement.

     "Authorization" means, with respect to any Person, any order, permit, approval, waiver, licence or similar authorization of any Governmental Entity or any Card Association or Network Organization having jurisdiction over the Person.

     "Bank Marks" has the meaning set forth in the Marketing Alliance Agreement.

     "Banking Product" means any product or service offered by the Seller on the date hereof that involves the deposit and holding of funds in an account maintained by the Seller on behalf of a customer, including the holding of managed funds pursuant to an agreement with such customer, regarding, among other things, the terms of withdrawal and interest, if any, thereon.

     "Books and Records" means all books of account, tax records, personnel records, sales and purchase records, customer and supplier lists, lists of potential customers, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, business reports, plans and projections and all other documents files, correspondence and other information (whether in written, printed, electronic or computer printout form) used for the Merchant Business.

     "Bound Parties" has the meaning set forth in Section 5.2(a).
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                                      -3-

     "Business Day" means any day excluding Saturday, Sunday and any day on which banking institutions located in Toronto, Ontario or Atlanta, Georgia are authorized by law or other governmental action to be closed.

     "Canadian Financial Institution" means a corporation or other entity that is carrying on business in Canada under the regulatory supervision of federal or provincial law and providing financial services in Canada including the receipt of deposits from the public that are insured or guaranteed under an arrangement acceptable to the responsible regulatory authority.

     "CPA Firm" has the meaning set forth in Section 4.1(d)(iii).

     "Card" means a debit or credit card bearing the symbol(s) of a Card Association or Network Organization that is accepted by a Merchant pursuant to a Merchant Agreement.

     "Card Associations" means VISA USA, Inc. (if applicable), VISA Canada, Inc., VISA International, Inc., the Canadian Mastercard entity, if any, MasterCard International, Inc., Novus, American Express, Diner's Club, JCB International Co., Ltd. and any legal successor organization or association of any of them.

     "Closing" has the meaning set forth in Section 3.1.

     "Closing Calculation" has the meaning set forth in Section 4.1(d)(i).

     "Closing Date" has the meaning set forth in Section 3.1.

     "Closing Date Merchant Receivables" means, in Canadian Dollars, the Accounts Receivable due from Merchants or from VISA on behalf of Merchants reflected on the Closing Statement.

     "Closing Date Net Accounts Receivable" means the amount in Canadian dollars calculated as follows:

     (a) (i) if the Closing Date occurs on or before December 31, 2000, Cdn.$106,500,000 or (ii) if the Closing Date occurs after December 31, 2000, the sum of (A) Cdn.$106,500,000 plus (B) net income (without giving effect to any distributions or transfers made from the Merchant Business to the Seller) for the Merchant Business for the period from January 1, 2001 through the Closing Date, minus

     (b) the sum of (i) Cdn.$1,255,824.00, representing the value of the fixed assets of the Merchant Business (other than the Terminal Equipment) as at July 31, 2000 and set forth in the Financial Statements, minus the value of such fixed assets which are not part of the Fixed Assets comprising part of the Assets Sold plus (ii) the purchase price of Fixed Assets acquired in the Ordinary Course from July 31, 2000 through the Closing Date up to Cdn.$65,000.00 minus

     (c) the sum of (i) Cdn.$20,644,576 plus (ii) the purchase price of Terminal Equipment in the Ordinary Course from July 31, 2000 through the Closing Date up to Cdn.$966,682.00 plus
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                                      -4-

     (d) an amount equal to the IDP Merchant Payables and (ii) the Net Merchant Payable, both as reflected on the balance sheet of the Merchant Business as at the Closing Date that specifically relate to Accounts Receivable outstanding on the Closing Date and which, for greater certainty, are included in the Accounts Receivable assigned to the Purchaser hereunder.

     "Closing Period" has the meanings set forth in Section 4.1(e).

     "Closing Period Interest Credit" has the meanings set forth in Section 4.1(f).

     "Closing Statement" has the meanings set forth in Section 4.1(d).

     "Commercially Reasonable Efforts" means the efforts that a prudent Person who desires to complete the transaction or other action would use in similar circumstances to ensure that a closing or other result occurs as expeditiously as possible without the necessity of assuming any material obligations or paying any material amounts to an unrelated third party.

     "Common Shares" means the shares of common stock of Global Payments.

     "Confidentiality Agreements" means the separate confidentiality agreements between National Data Corporation, National Data Payment Systems, Inc. and Global Payments, on the one hand, and the Seller, on the other hand, each dated as of September 14, 2000.

     "control" exists when a Person owns beneficially, directly or indirectly, more than 50% of another Person's outstanding voting securities or where a Person has the ability to elect a majority of the directors of another Person.

     "Covenant Not to Compete" means, collectively, the covenants of the Seller as set forth in Section 5.2.

     "Credit Facility" means the credit agreement to be entered into before, and effective as of, the Closing Date between the Purchaser or an Affiliate of the Purchaser (as borrower) resident in the United States for tax purposes, Global Payments and the Seller or an Affiliate of the Seller through its New York agency, as lender, pursuant to Section 10.1(d)(xiii).

     "Credit Facility Rate" means the annual rate of interest charged to the Purchaser for borrowings under the Credit Facility.

     "Distribution Agreement" means the proposed Distribution Agreement (Plan of Reorganization and Distribution) to be entered into between National Data Corporation and Global Payments and the related agreements between the parties referred to therein.

     "Distribution Date" means the date on which the shares of Global Payments are first distributed to shareholders of National Data Corporation pursuant to the Spin-off Transaction.

     "Divestiture Determination Period" has the meaning set forth in Section 5.2(d).

     "Divestiture Notice" has the meaning set forth in Section 5.2(d).
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                                      -5-

     "Divestiture Price" has the meaning set forth in Section 5.2(d).

     "Divestiture" has the meaning set forth in Section 5.2(d).

     "Effective Time" has the meaning set forth in Section 3.1.

     "Employee Benefit Plan Agreement" means an agreement between the Seller and the Purchaser in substantially the form of Schedule 4.3(a)(iv).
                                           -------------------

     "Employee Plans" means all the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programs, arrangements or practices relating to the current or former employees, officers or directors of the Seller maintained, sponsored or funded by the Seller in relation to the Merchant Business, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered.

     "Environmental Laws" means all applicable Laws and agreements with Governmental Entities and all other statutory requirements relating to public health as affected by the environment or to the protection of the environment and all Authorizations issued pursuant to such Laws, agreements or statutory requirements.

     "Excluded Merchant Agreements" means Merchant Agreements (i) with any of the Merchants listed in Schedule 2.1(a), (ii) under which the Seller has given
                        ----------------
notice of its election to terminate prior to the Closing based upon its reasonable judgment consistent with past credit practices, (iii) with respect to which the Purchaser has notified the Seller prior to the Closing Date that the Purchaser does not wish to assume or acquire such Merchant Agreement, or (iv) with Merchants that have filed petitions for relief prior to the Closing under any bankruptcy or insolvency statutes or as to which courts of competent jurisdiction have entered orders prior to the Closing granting relief in response to petitions so filed by creditors of such Merchants; provided, however, that the Parties hereto may by mutual agreement delete specific Merchant Agreements from the definition of Excluded Merchant Agreements.

     "Final Net Accounts Receivable" has the meaning set forth in Section
4.1(d).

     "Financial Statements" means the balance sheets, statements of income, statements of changes in the Seller's equity in division and statements of cash flows of the Seller in respect of the Merchant Business as at and for the fiscal year ending October 31, 1999 and the nine-month period ending July 31, 2000 and the accompanying statements of income for the year then ended.

     "Fixed Assets" means the furniture, furnishings, accessories, personal computers, fixtures and other assets set forth on Schedule 2.1(e).
                                                  ---------------

     "Form 10 Filing" means the registration statement filed by Global Payments on Form 10 with the SEC, as the same has been supplemented, modified or amended on or before the date hereof.
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                                      -6-

     "GAAP" means accounting principles generally accepted in the United States at the relevant time.

     "General Conveyance Agreement" means a general conveyance and assumption of liabilities agreement between the Seller and the Purchaser substantially in the form of Schedule 10.1(d)(x).
        -------------------

     "Global Payments" means Global Payments Inc., a Georgia corporation that prior to the Distribution Date is a wholly owned subsidiary of National Data Corporation.

     "Governmental Entity" means (i) any multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

     "GST" means Goods and Services Tax payable pursuant to the Excise Tax Act (Canada).

     "Guarantor" has the meaning set forth in Section 8.11.

     "Independent Sales Organization" means a third party sales organization which refers Merchants to the Seller in connection with the Merchant Business.

     "Inspected Party" has the meaning set forth in Section 13.1.

     "Interest Calculation" has the meanings set forth in Section 4.1(e).

     "Interim Balance Sheet Date" means August 31, 2000.

     "Interim Financial Statement" means the unaudited balance sheet of the Seller with respect to the Merchant Business as of the Interim Balance Sheet Date and the accompanying statement of income for the Merchant Business for the nine-month period then ended.

     "Interim Period" means the period of time between the signing date of this Agreement and the Closing Date.

     "Investor Rights Agreement" means an investor rights agreement between the Seller and Global Payments substantially in the form of Exhibit 10.1(d)(ix).
                                                        -------------------

     "Laws" means all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, ruling or awards, guidelines, standards, policies and procedures enacted by a regulatory body or pursuant to statutory authority or requirement and general principles of common and civil law and equity, binding on the Person referred to in the context in which the word is used.

     "Leased Property" means the lands and premises listed and described on
Schedule 2.1(b)(2) by reference to its municipal address.
------------------

     "Lease" means the lease of the Leased Property described on Schedule
                                                                 --------
2.1(b)(2).
---------

     "Licenced Trademarks" means the trademarks licenced to Purchaser from the Seller pursuant to the Trademark Licence Agreement.

     "Licences" means the Licences of space in certain properties described in
Schedule 2.6(b).
---------------

     "Lien" means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition that, in substance, secures payment or performance of an obligation.

     "Major Merchants List" has the meaning set forth in Section 7.14.

     "Marketing Alliance Agreement" means the marketing alliance agreement between the Seller and the Purchaser substantially in the form of Exhibit
                                                                  -------
10.1(d)(viii).
-------------

     "Merchant" means any Person (other than the Seller) that has entered into a Merchant Agreement.

     "Merchant Agreement" means an oral or written agreement or series of agreements between the Seller and a merchant, including but not limited to, merchant member agreements, instant payment service agreements, terminal lease agreements, terminal authorization and draft deposit service agreements, instant payment merchant agreements, guaranteed reservation service agreements, merchant tape deposit service agreements, telephone and mail order agreements, merchant agreement acceptance forms and applications for merchant service, as such agreements have been amended from time to time pursuant to which the Merchant undertakes to honor Cards and agrees to deposit Card transaction records with the Seller and settles with the Seller for Card transactions and other related services as may be set forth in or performed pursuant to any such agreement.

     "Merchant Business" means the business of accepting Card transaction records in documentary or electronic form from merchants in connection with the processing and clearing of such records for settlement and payment to such merchants via a Credit Card Association or Network Organization using the processes and technologies used by the Seller or the Purchaser as of the date of this Agreement.

     "Merchant Business Software" has the meaning set forth in Section 7.18(a).

     "Network Organization" means the Interac Association or any legal successor organization.

     "New Product" means any new product or service to be offered by the Purchaser or any Affiliate of the Purchaser that is not a product or service of the Merchant Business as of the date hereof.

     "New Product Brand Consent" has the meaning set forth in Section 6.3(c).

     "New Product Notice" has the meaning set forth in Section 6.3(b).

     "New Product Reply Notice" has the meaning set forth in Section 6.3(c).

     "Non-Compete Period" has the meaning set forth in Section 5.2(a).

     "OSFI" means the Office of the Superintendent of Financial Institutions.

     "Objection" has the meaning set forth in Section 4.1(d).

     "Operative Documents" means this Agreement, the Marketing Alliance Agreement, the General Conveyance Agreement, the Transition Agreement, the Investor Rights Agreement, the Trademark License Agreement, the Stock Purchase Agreement and the Credit Facility.

     "Ordinary Course" means, with respect to an action taken by a Person, that such action is consistent with the past practices of the Person and is taken in the ordinary course of the normal operations of the Person.

     "Parties" means the Seller and the Purchaser, and any other Person who may become a party to this Agreement pursuant to the terms hereof but includes the Guarantors only for the purpose of the guarantees provided on the signature page of this Agreement.

     "Permitted Lien" means Liens listed and described in Schedule 1.1(b).
                                                          ---------------

     "Person" means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity.

     "Purchase Price" has the meaning set forth in Section 4.1(a).

     "Purchaser Indemnified Persons" has the meaning set forth in Section
12.2(a).

"Purchaser Material Adverse Effect" means, for the purposes of this Agreement, a material adverse effect, singularly or in the aggregate taking into account all representations and covenants containing a Purchaser Material Adverse Effect qualifier, that could result in a loss of 20% or more in annual revenue, a 20% or more increase in annual expenses or a 20% or more reduction in the value of the assets of the NDC eCommerce business segment (prior to the Distribution
Date) or Global Payments (on or after the Distribution Date) from the revenue, expenses, and asset values, respectively, set forth on the financial statements of the NDC eCommerce business segment (to be reorganized as Global Payments pursuant to the Spin-off Transaction) for the twelve months ended May 31, 2000 (as set forth in the Form 10 Filing) or that would otherwise be reasonably expected to result in a material limitation on the Purchaser's ability to perform its obligations under any of the

Operative Documents.

     "Purchaser's Knowledge" or other references to the "Knowledge of the Purchaser" or words of similar import shall mean the actual knowledge after reasonable inquiry of Paul R. Garcia, Thomas M. Dunn, James Kelly, Barry Lawson, Suellyn Tornay, and Vincent Perrelli, or any person who has assumed any of the duties and responsibilities of the any of the foregoing individuals prior to the time the applicable representation or warranty is being made.

     "Purchasers Net Accounts Receivable Calculation" has the meanings set forth in Section 4.1(d)(ii).

     "SEC" means the United States Securities and Exchange Commission.

     "Seller Indemnified Persons" has the meaning set forth in Section 12.2(b).

     "Seller Material Adverse Effect" means, for the purposes of this Agreement, a material adverse effect that, singularly or in the aggregate taking into account all representations and covenants containing a Seller Material
Adverse Effect qualifier, could result in a loss of 5% or more in annual revenue, a 3% or more increase in annual expenses, or a 3% or more reduction in the value of the applicable assets, from the revenue, expense and asset values, respectively, set forth on the Financial Statements or which would otherwise be reasonably expected to result in a material limitation on the Seller's ability to perform its obligations under any of the Operative Documents.

     "Seller Referred Merchant" means a merchant who, after the Closing Date, enters into a Merchant Agreement, including any merchant agreement to which the Purchaser or any Affiliate of the Purchaser is a party, as a result of a referral by the Seller pursuant to Section 6.1 of the Marketing Alliance Agreement.

     "Seller's Knowledge" or other references to the "Knowledge of the Seller" or words of similar import shall mean the actual knowledge after reasonable inquiry of Christine Croucher, Jordan Cohen, Bruce Nanton, Rene Belanger, James Hicks, Nicholas Samurkas, David Caldwell, Don Hicks, Richard D. Brown and Robert Richardson, or any person who has assumed any of the duties and responsibilities of the any of the foregoing individuals prior to the time the applicable representation or warranty is being made.
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                                     -10-

     "Spin-off Transaction" means the contribution by National Data Corporation to Global Payments of the business, assets and liabilities of National Data Corporation's eCommerce operations and the subsequent distribution to the shareholders of National Data Corporation of all of the issued and outstanding shares of capital stock of Global Payments, as contemplated in the Distribution Agreement.

     "Stock Purchase Agreement" means the stock purchase agreement substantially in the form of Exhibit 10.3(d) between the Seller and Global Payments.
               ---------------

     "Subsidiary" has the meaning given to such term in the Business Corporations Act (Ontario).

     "Systems" has the meanings set forth in Section 7.29(m).

     "Terminal Equipment" means the point of sale terminals owned by the Seller and used in the Merchant Business that are located on the premises of Merchants or held in inventory for such use.

     "Territory" means the United States of America, including all its territories and possessions, and Canada.

     "Third Party Vendor Agreements" means the agreements with the Independent Sales Organization, Merchant Card Acceptance, and the other agreements listed on
Schedule 2.1(b)(1), under which the Seller obtains certain goods and services,
------------------
including software licenses, related to the Merchant Business.

     "Three Party Agreements" has the meaning set forth in Section 2.5.

     "Trademark Licence Agreement" means the trademark licence agreement between the Seller and the Purchaser substantially in the form of Schedule 10.1(d)(xi).
                                                          --------------------

     "Transferred Employees" means the employees who are listed on Schedule
                                                                   --------
4.3(a) to whom an Affiliate of the Purchaser will offer employment effective as
------
of the Effective Time.

     "Transferred Intellectual Property" means the intellectual property set forth on Schedule 2.1(i).
         ---------------

     "Transition Agreement" means an agreement to be entered into at the Closing Time between the Seller and the Purchaser in a form acceptable to the Seller and the Purchaser and incorporating the services and costs schedule and other matters set forth in Schedule 4.2.
                     ------------

     "Transition Employees" means employees of the Seller who are employed in the Merchant Business, other than Transferred Employees and employees of the Seller who are members of a collective bargaining unit.

     "Year 2000 Compliant" means that the software used by the Merchant Business will not be adversely affected by the advent of the year 2000 with respect to date and date-dependent data

(including, but not limited to, calculating, comparing, and sequencing), and that such software will be capable of creating, storing and processing records related to and including the year 2000 and thereafter without deficiencies.

                                  ARTICLE II

                    ASSETS SOLD; ASSUMPTION OF LIABILITIES

2.1       Sale and Purchase.  On the terms and subject to the conditions set
          -----------------
forth in this Agreement, the Seller agrees to sell, transfer and assign to the Purchaser and the Purchaser agrees to purchase and accept from the Seller all right, title and interest of the Seller in and to the following properties and assets (collectively, the "Assets Sold"):

     (a) by way of equitable assignment, all of the Seller's rights under the Assigned Merchant Agreements (it being acknowledged that the Seller shall continue as the legal party to such Assigned Merchant Agreements);

     (b)  the Third Party Vendor Agreements and the Lease;

     (c)  Intentionally Deleted;

     (d)  the Terminal Equipment set forth on Schedule 2.1(d);
                                              ---------------

     (e)  the Fixed Assets set forth on Schedule 2.1(e);
                                        ---------------

     (f) the Accounts Receivables (including the Closing Date Merchant Receivables) and all prepaid expenses of the Merchant Business as at the Effective Time;

     (g) all Authorizations owned, held, or used by the Seller in connection with the Merchant Business to the extent transferable;

     (h)  the Books and Records as at the Effective Time (subject to Sections
          2.4 and 13.1);

     (i)  the Transferred Intellectual Property;

     (j) the supplies used or held for use in the Merchant Business including paper drafts, emblems and imprinters; and

     (k) cash in the amount of the vacation pay accrued to the Closing Date for the Transferred Employees.

The Seller agrees to complete such sale by execution and delivery to the Purchaser, at the Closing, of the General Conveyance Agreement. The Parties acknowledge that the Purchaser shall have further rights of assignment in respect of the Assigned Merchant Agreements set out in the Marketing Alliance Agreement, and shall have the right to cause the equitable assignment referred to in Section 2.1(a) above to be converted into a legal assignment of such rights upon notice being given by the Purchaser to the relevant Merchants.

2.2       Transfer and Assumption of Liabilities.  At the Closing and as of
          --------------------------------------
the Effective Time, simultaneously with the transfer of the Assets Sold, the Seller shall transfer to the Purchaser, and the Purchaser shall assume and agree thereafter to pay and discharge when due, and, promptly upon request of the Seller, reimburse the Seller and hold the Seller harmless with respect to, the Assumed Liabilities. The Purchaser agrees to complete such assumption by execution and delivery to the Seller of the General Conveyance Agreement.

2.3       Consents.  The Seller shall use its Commercially Reasonable Efforts to
          --------
obtain as promptly as practicable any consents required in connection with the sale, transfer and assignment to the Purchaser of the Assets Sold and the transfer to and assumption by the Purchaser of the Assumed Liabilities. If any required consent is not obtained by the date of the Closing, the Seller and the Purchaser shall nevertheless continue to pursue such consents and, at the request of the other Party, shall cooperate in any reasonable arrangement designed to provide to the Purchaser the benefits under or of any such asset or property, and to permit the Purchaser to assume full responsibility for any such Assumed Liabilities, including, but not limited to the actions set forth in
Section 13.2. Nothing contained in this Agreement or the General Conveyance Agreement shall be deemed to constitute an assignment or attempted assignment by the Seller of any agreement or contract if any assignment or attempted assignment would constitute a breach thereof or give any third party the right to terminate any such agreement or contract.

2.4       Books and Records.  The Purchaser shall, on the date of the Closing,
          -----------------
receive the right to possess, and all the Seller's right, title and interest in, the originals or, in the event the Seller is entitled to keep the originals pursuant to this Section 2.4 or if the Seller does not have in its possession such originals, copies, of all Books and Records; provided, however, that the Seller may retain the originals or copies of such documents as the Seller may deem reasonably necessary or appropriate for its business; and provided, further, that any such materials in the Seller's off-site archives need not be delivered at Closing pursuant to this Agreement unless requested by the Purchaser, and such materials (or relevant extracts therefrom) instead shall be provided to Purchaser in accordance with the procedures set forth in Section 13.1.

2.5       New Three Party Agreements.  The Purchaser and the Seller agree to use
          --------------------------
their Commercially Reasonable Efforts to negotiate and enter into agreements between the Seller, the Purchaser and certain third parties relating to the conduct of the Merchant Business and as described on Schedule 2.5 (the "Three
                                                     ------------
Party Agreements") on or before Closing such that each of the Purchaser and the Seller are parties to such agreements in a manner required for the provision of the services under the Transition Agreement and under the Marketing Alliance Agreement.

2.6       Licenses and Leases.  On the Closing,
          -------------------

     (a) the Seller and the Purchaser, or an Affiliate of the Purchaser, shall enter into a lease in respect of the premises located at 750 Lawrence Avenue in Toronto, Ontario in the form acceptable to the Seller and the Purchaser acting reasonably;

     (b) the Seller and the Purchaser, or an Affiliate of the Purchaser shall enter into a License in respect of each of the spaces identified on
          Schedule 2.6(b) substantially in the form of Schedule 2.6(c);
          ---------------                              ---------------

     (c) the Seller and the Purchaser shall enter into an assignment and assumption agreement in a form acceptable to the Seller and the Purchaser acting reasonably, with respect to the Lease. In addition, the Purchaser shall enter into an assumption agreement with the landlord under the Lease as required by Section 7 of the executed Offer to Lease made in October, 2000.

                                  ARTICLE III

                                  THE CLOSING

3.1       Closing.  The consummation of the sale of the Assets Sold to the
          -------
Purchaser and the assumption of the Assumed Liabilities by the Purchaser (the "Closing"), shall be deemed to have occurred concurrently with the closing of the transactions contemplated by the Stock Purchase Agreement and shall take place on the tenth Business Day following the later of (i) the Distribution Date, (ii) 14 calendar days after the date that offers of employment have been made to all of the Transferred Employees pursuant to Section 4.3, and (iii) the satisfaction or waiver of all of the conditions set forth in Section 10, or at such other time as the Parties agree (the "Closing Date"). The Closing shall take place at such location as the Parties agree. For purposes of this Agreement, the "Effective Time" shall be 12:01 a.m. Atlanta, Georgia time on the day after the Closing Date. The Seller and the Purchaser agree to use their Commercially Reasonable Efforts to consummate the Closing on the terms and subject to the conditions set forth in this Agreement.

                                  ARTICLE IV

         CONSIDERATION FOR ASSETS SOLD AND ASSUMPTION OF LIABILITIES; TRANSITION; TRANSFERRED EMPLOYEES; MERCHANTS AND INDEPENDENT
                              SALES ORGANIZATIONS

4.1       Consideration.
          -------------

     (a) In consideration for the sale, assignment and transfer of the Assets Sold and the Merchant Business and the granting of the Covenant Not to Compete and subject to the terms and conditions set forth in this Agreement and in reliance on the representations, warranties, covenants and agreements of the Parties contained herein, the Purchaser will:

            (i)     pay the Seller an amount equal to $136,850,000

                    (the "Cash Amount"); and

          (ii) assume the Assumed Liabilities (together with the Cash Amount, the "Purchase Price").

(b)  Tax Matters
     -----------

          (i) In the event, after the Closing, any taxing authority assesses on the Seller or Purchaser any sales, use, transfer or similar taxes, interest, or penalties relating to the sale of the Assets Sold, the assessed Party shall have the right, at its own expense, in its own name (subject to such restrictions as the other Party may reasonably impose to avoid damage to its relationships with taxing authorities or its prospects of success in connection with other matters pending before such authorities), to contest any such assessments and the other Party shall cooperate with the assessed Party except to the extent that the cooperation would, in the reasonable opinion of the other Party, increase such other Party's taxes.

          (ii) For greater certainty, the Parties have separately concluded that the Purchaser is acquiring the ownership, possession or the use under this Agreement of all or substantially all of the property that can reasonably be regarded as being necessary for the Purchaser to be capable of carrying on the Merchant Business as a business, all within the meaning of
                    Section 167 of the Excise Tax Act (Canada) and Section 75 of the Act Respecting the Quebec Sales Tax (Quebec). The Parties will use their Commercially Reasonable Efforts in good faith to minimize (or eliminate) any taxes payable under the Excise Tax Act (Canada) and applicable provincial sales tax legislation in respect of the Closing by, among other things, making such elections and taking such steps, including the completion of applicable exemption certificates, as may be provided for under such legislation (including, for greater certainty, making a joint election in a timely manner under Section 167 of the Excise Sales Tax Act (Canada) and Section 75 of the Quebec Sales Tax Act) as may reasonably be requested by the Purchaser or the Seller in connection with the Closing.

          (iii) To the extent permitted by applicable law, the Purchaser and the Seller agree to elect jointly in the prescribed form under Section 22 of the Income Tax Act (Canada) as to the sale of the Accounts Receivable and to designate in such election an amount equal to the portion of the Purchase Price allocated to Accounts Receivable pursuant to Section 4.1(c).

     (c)  Allocation of Cash Amount.  The Seller and the Purchaser agree to
          -------------------------
          allocate the Cash Amount amongst the Assets Sold and the Covenant Not to Compete in accordance with the provisions of Schedule 4.1(c) and to execute and
                                            ---------------
          file all tax returns on the basis of such allocation.

     (d)  Net Accounts Receivable Adjustments.
          -----------------------------------

            (i) Within 30 days of the last day of the month in which the Closing Date occurs, the Seller will prepare and deliver to the Purchaser a balance sheet of the Merchant Business as at the Closing Date (the "Closing Statement") and a calculation of the Closing Date Net Accounts Receivable (the "Closing Calculation"). The Purchaser will assist and cooperate with the Seller in the preparation of the Closing Statement, including by providing the Seller and its accountants access to the Books and Records and to any other information reasonably necessary to prepare the Closing Statement. The Closing Statement and the Closing Calculation shall be prepared in conformity with GAAP, applied on a basis consistent with the Financial Statements.

            (ii) The Purchaser shall, within 30 days after the delivery by the Seller of the Closing Statement and the Closing Calculation, complete its review of the Closing Statement and the Closing Calculation. In the event that the Purchaser determines that either the Closing Statement or the Closing Calculation has not been determined on a basis consistent with the requirements of Section 4.1(d)(i), the Purchaser shall inform the Seller in writing (the "Objection"), setting forth a specific description of the basis of the Objection, the adjustments to the Closing Statement or the Closing Calculation which the Purchaser believes should be made, and the Purchaser's calculation of the Closing Date Net Accounts Receivable (the "Purchaser's Net Accounts Receivable Calculation"). Failure to so notify the Seller shall constitute acceptance and approval of the Seller's Closing Calculation.

            (iii) The Seller shall then have 30 days from the date it receives the Objection to review and respond to the Objection. Failure to so notify the Purchaser shall constitute acceptance and approval of the Purchaser's Objection. If the Seller and the Purchaser are unable to resolve all of their disagreements with respect to the determination of the calculations described in Section 4.1(d)(ii) within 30 days following the completion of the Seller's review of the Objection, after having used their good faith efforts to reach a resolution, they shall refer their remaining differences to Arthur Andersen LLP or another internationally recognized firm of independent public accountants as to which the Seller and the Purchaser mutually agree (the "CPA Firm"), who shall, acting as experts in accounting and not as arbitrators, determine on a basis consistent with the requirements of Section 4.1(d)(i), and only with respect to the specific remaining accounting related differences so submitted, whether and to what extent, if any, the Closing Date Net Accounts Receivable requires adjustment. The Seller and the Purchaser shall request the CPA Firm to use its best efforts to render its determination within 30 days. The CPA Firm's determination shall be conclusive and binding upon the Seller and the Purchaser. The Seller and the Purchaser shall make reasonably available to the CPA Firm all relevant books and records, any work papers (including those of the parties' respective accountants) and supporting documentation relating to the Closing Statement, the Closing Calculation, the Purchaser's Net Accounts Receivable Calculation and all other items reasonably requested by the CPA Firm.

          (iv) The Closing Date Net Accounts Receivable (the "Final Net Accounts Receivable") shall ultimately be equal to (i) the Closing Calculation in the event that (x) no Objection is delivered to the Seller during the 30-day period specified above, or (y) the Seller and the Purchaser so agree, (ii) the Purchaser's Net Accounts Receivable Calculation in the event that the Seller does not respond to the Objection within the 30-day period following receipt by the Seller of the Objection, or (iii) the applicable Closing Date Net Accounts Receivable, as adjusted by either (x) the agreement of the Seller and the Purchaser or (y) the CPA Firm. All fees and disbursements of the CPA Firm, if any, shall be shared equally by the Seller and the Purchaser.

          (v) if the Final Net Accounts Receivable determined in accordance with the procedures set forth above is less than the Closing Date Merchant Receivables, the Purchaser shall pay the amount of such difference to the Seller with interest thereon at the Credit Facility Rate from the day following the Closing Date to the date of payment. The Purchaser shall pay the amounts due under this clause (v) by way of a debit to the Purchaser's account relating to the Credit Facility.

          (vi) if the Final Net Accounts Receivable determined in accordance with the procedures set forth above is greater than the Closing Date Merchant Receivables, the Seller shall pay the amount of such difference to the Purchaser with interest thereon at the Credit Facility Rate from the day following the Closing Date to the date of payment. The Seller shall pay the amounts due under this clause (vi) by way of a credit to Purchaser's account relating to the Credit Facility.

4.2       Transition Period.  The Purchaser and the Seller agree to use their
          -----------------
Commercially Reasonable Efforts to effect an orderly transition of the Merchant Business in accordance with the Transition Agreement to be entered into between the Parties on the Closing Date, which is in a form acceptable to the Seller and the Purchaser and incorporating the services and costs schedule and other matters set forth in Schedule 4.2.
                     ------------

4.3       Employees.
          ---------

     (a) The Parties agree as follows with respect to offers of employment to employees of the Seller employed in the Merchant Business:

            (i) At least two weeks prior to the Closing Date, the Purchaser shall cause an Affiliate of the Purchaser to offer full-time employment to those employees of the Seller whose names are listed on Schedule 4.3(a)(i) (the "Transferred Employees")
                              ------------------
                    as of the Effective Time on terms and conditions which are no less favourable in the aggregate than those in effect for the Transferred Employees immediately prior to the Closing Date.

          (ii) The terms and conditions of employment offered by the Purchaser's Affiliate to a Transferred Employee shall be as agreed by the Seller and the Purchaser and in any event shall provide, at least for the 12 months after the Closing Date, for (i) no reduction in any Transferred Employees base salary; (ii) no material change in any Transferred Employee's job content or duties; and (iii) no significant geographic relocation of the Transferred Employee.

          (iii) Offers to Transferred Employees by the Purchaser's Affiliate under this Section 4.3(a) shall be in a form mutually agreed upon by the Seller and the Purchaser.

          (iv) Subject to the Employee Benefit Plan Agreement, which is substantially in the form of Schedule 4.3(a)(iv), the terms
                                                 -------------------
                    and conditions of employment with the Purchaser's Affiliate provided for in offers under this Section 4.3(a) shall remain in effect, without notice of change except for improvements, for Transferred Employees who accept such offers, for a period of at least 12 months following the Closing Date. For greater certainty, the Purchaser's Affiliate may terminate a Transferred Employee's employment during the 12 months following the Closing Date for cause but shall not give notice of termination, other than for cause, prior to the end of such 12 month period.

          (v) Subject to the last sentence of this Section 4.3(a)(v), where the Purchaser's Affiliate makes offers of employment to Transition Employees, the provisions of this Section 4.3(a) shall apply to such offers as if the Transition Employees were Transferred Employees, except that, in the case of an offer to a Transition Employee, references herein to "Effective Time" or "Closing Date" shall be read as references to the date on which the Transition Employee commences employment pursuant to such offer. For the purposes of this Section 4.3(a), the terms and conditions of the employment offered to a Transition Employee by the Purchaser's Affiliate shall be deemed to be no less favourable in the aggregate than such Transition Employee's terms and conditions of employment with the Seller immediately prior to the date on which he or she accepts the offer of employment with the Purchaser's Affiliate if the terms and conditions of employment offered by the Purchaser or the Affiliate are the same, except for adjustments to reflect the Transition Employee's actual base salary with the Seller immediately prior to the date on which the offer is made, as the terms and conditions of the offers made hereunder to Transferred Employees.

          (vi) The Purchaser's Affiliate shall pay awards to those Transferred Employees who, on the Closing Date, participate in the Seller's "Card Products Division Retention Plan" for employees with scarce skills in the amounts and at the times specified in Schedule 4.3(a)(vi) and shall notify the
                                          ----------
                    Seller in writing of such payments when they are made. The aggregate amount payable by the Purchaser's Affiliate to Transferred Employees as awards pursuant to the Seller's Card Products Division Retention Plan shall be referred to herein as the "Aggregate Employee Retention Award".

          (vii) Where a Transferred Employee or a Transition Employee who accepts an offer of employment made pursuant to this Section 4.3(a) is unable to report to work at the Effective Time, in the case of a Transferred Employee, or on the date contemplated in the offer for commencing work with the Purchaser's Affiliate, in the case of a Transition Employee, by reason of injury, disability, incapacity, maternity, parental or other authorized leave of absence, such offer shall be effective to cause such Transferred Employee or Transition Employee to become an employee of the Purchaser's Affiliate on the date on which he or she returns to work on regular or reduced hours. Notwithstanding the foregoing, the Purchaser and the Affiliate shall have no obligation to employ a Transferred Employee or Transition Employee who remains on a leave of absence for any reason for at least two years from and including (i) in the case of a Transferred Employee, the Effective Time, or (ii) in the case of a Transition Employee, the date specified in an offer hereunder for commencing employment with the Purchaser's Affiliate.

     (b) The Seller shall undertake Commercially Reasonable Efforts to maintain professional and other staff employees (including, but not limited to, the Transferred Employees and the Transition Employees) necessary to operate the Merchant Business in the same manner, subject to the Transition Agreement, as it operated prior to the date hereof. Stay bonuses set forth on Schedule 4.3(b) shall be paid 50% by the Seller
                               ---------------
          and 50% by the Purchaser in accordance with the terms of such schedule.

     (c) The Seller agrees that the Card Products division of the Seller will not initiate the transfer of any Transferred Employee to any other position within the Card

          Products division of the Seller after an offer has been issued to the Transferred Employees. The Seller further agrees that the Card Products division of the Seller shall not permit the transfer to another position with the Seller or an Affiliate thereof of a Transferred Employee or Transition Employee who receives an offer of employment pursuant to Section 4.3(a) provided that the Seller has received notice from the Purchaser or its Affiliate that such Transferred Employee or Transition Employee has received such offer. The Seller shall not attempt to discourage employees from accepting any offer of employment made by the Purchaser's Affiliate. The Seller agrees to cooperate with the Purchaser (and not to interfere with the efforts of the Purchaser's Affiliate, whether by making competing offers of employment or otherwise) in seeking to obtain commitments from the Transferred Employees to enter into the employ of the Purchaser's Affiliate. Subject to any agreement by the Seller and the Purchaser to the contrary, the Seller and all of the Bound Parties agree not to employ or re-employ any Transferred Employee who accepts an offer of employment from the Purchaser's Affiliate hereunder in Canada in the Card Products division of the Seller prior to the expiry of 12 months following the Closing Date for Transferred Employees and following the date on which they commence employment with the Purchaser's Affiliate for Transition Employees.

     (d) With respect to Transferred Employees and Transition Employees who accept offers of employment with the Purchaser's Affiliate, subject to the Employee Benefit Plan Agreement, the Purchaser's Affiliate agrees to recognize prior service with the Seller for all purposes.

     (e)  The Seller shall remain responsible for:

          (i) All liabilities for salary, wages, bonuses, commissions, vacation pay and other compensation and all liabilities under the Employee Plans with respect to the employment of Transferred Employees prior to the Closing Date.

          (ii) All severance payments, damages for wrongful dismissal and all related costs in the event of the termination by the Seller of the employment of any employee of the Seller employed in the Merchant Business who does not accept the Purchaser's Affiliate's offer of employment referred to in Section 4.3(a), any Transition Employee who is not offered employment by the Purchaser's Affiliate, subject to the provisions of the Transition Agreement, and in respect of any other employee of the Seller employed in the Merchant Business who is not offered a position by Purchaser's Affiliate.

          (iii) All liabilities for claims for injury, disability, death or workers' compensation arising from or related to employment: A. prior to the date on which he or she commences employment pursuant to an offer under Section 4.3(a), for any Transition Employee or for any Transferred

                Employee; and B. before and after Closing for all other employees of the Seller.

                                   ARTICLE V

                  CERTAIN ADDITIONAL AGREEMENTS OF THE SELLER

5.1       Further Assurances.  On and after the Closing Date, the Seller shall
          ------------------
give such further assurances to the Purchaser and execute, acknowledge and deliver all such acknowledgements and other instruments and take such further action as may be reasonably necessary or appropriate to effectuate the transactions contemplated by this Agreement, including the transfer of the Assets Sold and assumption of the Assumed Liabilities.

5.2       Seller's Covenant Not To Compete.
          --------------------------------

     (a) In order that the Purchaser may have and enjoy the full benefit of the Assets Sold and in consideration of the amount allocated to the Covenant Not to Compete as set forth on Schedule 4.1(c) the Seller
                                                  ---------------
          agrees that neither the Seller nor any Person which is an Affiliate of the Seller on the date hereof or at any time hereafter or otherwise becomes an Affiliate of the Seller or its Affiliates (except for any Affiliate who acquires control of the Seller after the date hereof) (collectively, the "Bound Parties") will, except as specifically set forth below, for the period from the Closing Date until the later of
          (a) the third anniversary of the Closing Date or (b) one year after termination of the Marketing Alliance Agreement (the "Non-Compete Period"), solicit or accept Merchant Business or acquire control of any Person carrying on a Merchant Business in the Territory.

     (b) In the event that, during the Non-Compete Period, the Seller shall acquire a Person that has a Merchant Business or shall amalgamate with a Person that has a Merchant Business, then and, in such event, the Seller or the amalgamated entity shall be obligated to sell or otherwise divest itself of such Merchant Business within one year after the date of such acquisition or amalgamation. Such sale or divestiture shall be subject to Purchaser's rights set forth in
          Section 5.2(d) below. Notwithstanding the foregoing, during the time period between the date of the acquisition or amalgamation and the subsequent sale or divestiture, the Seller or the amalgamated entity shall be allowed to continue to operate such acquired Merchant Business, but all referrals for new Merchant Business shall be referred to the Purchaser in accordance with the provisions of the Marketing Alliance Agreement.

     (c)  Intentionally Deleted.

     (d) In the event that during the Non-Compete Period the Seller shall be required to divest itself or otherwise sell a Merchant Business in accordance with Section 5.2(b) or in the event the Seller shall determine to sell such Merchant Business even if not required to do so (such required divestiture or determination to sell, a "Divestiture"), no later than 30 days after being so required or making such determination and, in any event, prior to contacting any third party purchaser, the Seller shall provide the Purchaser with written notice (the "Divestiture Notice") setting forth
          (i) a description of the Merchant Business to be sold and (ii) the material terms and conditions of the proposed sale including the price (the "Divestiture Price") at which the Seller proposes to offer to sell such Merchant Business. The Divestiture Notice shall also contain an irrevocable offer ("Divestiture Offer") to sell such Merchant Business to the Purchaser at a price equal to the Divestiture Price and upon the same terms and conditions as the terms and conditions contained in the Divestiture Notice (subject to the provisions of clause (B) below). At any time within 30 days after the date of receipt by the Purchaser of such Divestiture Notice (the "Divestiture Determination Period"), the Purchaser shall have the option to exercise its right to purchase such Merchant Business (A) at the Divestiture Price and on the same terms and conditions as set forth in the Divestiture Offer or (B) if the Divestiture Offer includes any consideration other than cash, at the equivalent cash price as determined in good faith by the Seller. During the Divestiture Determination Period, the Seller shall enable the Purchaser to conduct its own due diligence investigation of such Merchant Business in connection with the Divestiture Offer. If the Purchaser has not given notice of its intention to exercise such right to purchase such Merchant Business within the Divestiture Determination Period or the parties have not, after negotiating in good faith, entered into a binding agreement of purchase and sale for such Merchant Business within such 60 days of the Purchaser's response to the Divestiture Notice, the Seller shall be free to effect such Divestiture with a third party purchaser on terms that are substantially the same in all material respects as the terms set forth in the Divestiture Notice. In the event of a breach of the foregoing covenant, the Purchaser shall have the right, in addition to any remedies that may be available, to obtain specific performance of the terms of this covenant.

    (e) Notwithstanding the other provisions of this Section 5.2, the Covenant Not to Compete shall automatically terminate if the Purchaser breaches
          Section 14.3(c) of the Marketing Alliance Agreement such that neither the Purchaser nor any of its Affiliates is able to carry on the Merchant Business in the Ordinary Course.

5.3       Compliance with Regulatory Matters.  The Seller agrees to use its
          ----------------------------------
Commercially Reasonable Efforts to satisfy as promptly as possible the regulatory requirements for completing the transactions contemplated by this Agreement and the Operative Documents and to provide the Purchaser with all such information regarding the Seller as may be reasonably required by the Purchaser in order for the Purchaser to satisfy such requirements insofar as such satisfaction may require filings or other actions on the part of the Purchaser.

5.4       Segregation of Canadian BINs.  After the date hereof, the Seller
          -----------------------------
shall use Commercially Reasonable Efforts to cause, prior to the Closing Date, the Seller's Canadian BINs (as defined in the Marketing Alliance Agreement) used in connection with the Merchant

Business to be segregated between the Seller's credit card issuing business and its Merchant Business, and the Purchaser shall pay to the Seller one-half of the Seller's reasonable out of pocket costs, if any, incurred to complete the segregation of the BINS contemplated herein (provided that the Seller shall not incur any such costs without the prior approval of the Purchaser, acting reasonably). From and after the Closing for so long as the Seller is required to maintain its records relating to Card transactions, the Purchaser shall, subject to applicable Laws, have access, on reasonable terms and upon reasonable notice, to the Seller's books and records relating to Card transactions processed through the Seller's non-segregated BIN's for the purposes of carrying on the Merchant Business by the Purchaser in the Ordinary Course.

                                   ARTICLE VI

                 CERTAIN ADDITIONAL AGREEMENTS OF THE PURCHASER

6.1       Compliance with Regulatory Matters.  The Purchaser agrees to use its
          ----------------------------------
Commercially Reasonable Efforts to satisfy as promptly as possible the regulatory requirements for completing the transactions contemplated by this Agreement and the Operative Documents, and to provide the Seller with all such information regarding the Purchaser as may be reasonably required by the Seller in order for the Seller to satisfy such requirements insofar as such satisfaction may require filings or other actions on the part of the Seller.

6.2       Intentionally Deleted.

6.3       Purchaser's Covenant Not to Compete.
          -----------------------------------

     (a) In order that the Seller may continue to have and enjoy the benefit of its relationships with the Merchants and the Seller Referred Merchants with respect to Banking Products, the Purchaser agrees that, subject to the provisions of this Section 6.3, neither the Purchaser nor any Affiliate of the Purchaser, including Global Payments (except for any Person, other than an Affiliate of Global Payments, who may acquire control of Global Payments) will:

          (i) during the Non-Compete Period, offer, introduce or make available any Banking Product to a Merchant who is a party to an Assigned Merchant Agreement as of the Closing Date (whether or not such Merchant subsequently becomes a party to a New Merchant Agreement (as defined in the Marketing Alliance Agreement)) or a Seller Referred Merchant; or

          (ii) during the term of the Marketing Alliance Agreement, take any other action which would cause a Merchant who is a party to an Assigned Merchant Agreement or a Seller Referred Merchant to divert away from the Seller some or all such Merchant's or such Seller Referred Merchant's, as the case may be, purchases of Banking Products.

     (b) If, at any time during the Non-Compete Period, the Purchaser (either alone or in conjunction with a third party) wishes to offer, introduce or make available a New

          Product to a Merchant or a Seller Referred Merchant using the Bank Marks or brand, trade name or trade mark of another Canadian Financial Institution, either alone or in conjunction with the Purchaser's or its Affiliates' name or trademarks, the Purchaser shall provide a notice (a "New Product Notice") to the Seller, at least 60 days in advance of offering, introducing or making available such New Product in the Territory, in which the Purchaser indicates in reasonable detail the key attributes of such proposed New Product including, without limitation:

          (i)   a detailed description of the New Product;

          (ii) the identity of any third party with which the Purchaser has, or proposes to have, any contractual obligations with respect to such New Products; and

          (iii) the anticipated launch date for the New Product.

     (c) The Seller shall, within ten Business Days of receiving a New Product Notice, provide a notice (a "New Product Reply Notice") to the Purchaser in which the Seller shall indicate in reasonable detail the key attributes of any products, if any, which are substantially similar to the New Product described in the New Product Notice and which the Seller offers at such time, or proposes to offer, to the Seller's customers including without limitation:

          (i)    a detailed description of such product;

          (ii) the identity of any third party with which the Seller has, or proposes to have, any contractual obligations with respect to such product;

          (iii) if not offered at such time, the anticipated launch date for such product; and

          (iv) whether or not the Seller grants its consent (a "New Product Brand Consent") to the use of the Bank Marks in connection with the marketing of the New Product, if requested by the Purchaser.

     (d)  If, after having received the New Product Reply Notice,

          (i) the Purchaser wishes to offer the New Product to a Merchant or a Seller Referred Merchant; and

          (ii) the Seller has not given a New Product Brand Consent to the Purchaser in connection with such New Product;

          then:

          (iii) the Purchaser may offer, at any time, such New Product to such Merchants or the Seller Referred Merchants, but only by using a brand, trade name or trade marks other than the Bank Marks and other than a brand, trade name or trade mark of another Canadian Financial Institution, either alone or in conjunction with the Purchaser's or its Affiliates' name or trade marks, so long as such offer does not contravene or violate the provisions of any Operative Document; and

          (iv) the Seller may offer, at any time, a product which competes with the New Product to such Merchants or the Seller Referred Merchants and which uses, alone or in conjunction with, the Bank Marks or such other marks for which the Seller has a right to use, so long as such offer does not contravene or violate the provisions of any Operative Document.

     (e) Notwithstanding anything to the contrary contained in this Agreement, the Purchaser covenants and agrees that neither the Purchaser nor any Affiliate of the Purchaser will offer, introduce or make available any New Product that is branded or contains any of the Bank Marks or other trade marks of the Seller or third party marks otherwise currently used under contract or agreement by the Seller on an exclusive basis (provided the Purchaser has been notified that the Seller has such exclusivity) without obtaining the prior written consent of the Seller.

     (f) If any dispute, question or difference arising out of or in relation to the interpretation or application of the provisions of this Section
          6.3 shall be deemed to be a Dispute (as defined in the Marketing Alliance Agreement), such Dispute shall be resolved in accordance with the Dispute resolution procedures set forth in Section 23 of the Marketing Alliance Agreement.

     (g) Notwithstanding the other provisions of this Section 6.3, the Purchaser's non-competition covenants set out in this Section 6.3 shall automatically terminate if the Seller breaches Section 14.2(c) of the Marketing Alliance Agreement such that neither the Seller nor any of its Affiliates is able to carry on its business in the Ordinary Course.

6.4       Further Assurances.  On and after the Closing Date, the Purchaser
          ------------------
shall give such further assurances to the Seller and execute, acknowledge and deliver all such acknowledgements and other instruments and take such further action as may be reasonably necessary or appropriate to effectuate the transactions contemplated by this Agreement, including the transfer of the Assets Sold and assumption of the Assumed Liabilities.

                                  ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants as follows to the Purchaser and acknowledges and confirms that the Purchaser is relying upon the following representations and warranties in connection with the purchase by the Purchaser of the Assets Sold and the assumption by the Purchaser of the Assumed Liabilities.

7.1       Organization.  The Seller is a bank governed by the Bank Act (Canada).
          ------------
The Seller has all requisite corporate power to own and carry on the Merchant Business. The Seller is duly qualified, licenced or registered to carry on the Merchant Business in the jurisdictions in which its ownership of the Assets Sold or the conduct of the Merchant Business makes such qualification necessary or where the Seller owns or leases any material properties or assets or conducts any material business relating to the Merchant Business, except jurisdictions in which the failure to be so qualified, licenced or registered would not, individually or in the aggregate, reasonably be expected to result in a Seller Material Adverse Effect.

7.2       Authority.  The Seller has the corporate power and authority to enter
          ---------
into and perform its obligations under this Agreement and each of the Operative Documents and to effect the transactions contemplated hereby and thereby. The execution, delivery and performance of the Operative Documents have been approved by all requisite corporate action on the part of the Seller, and, assuming this Agreement constitutes the legally valid and binding agreement of the Purchaser, this Agreement constitutes (and each other Operative Document, when executed and delivered pursuant hereto, will constitute) a legally valid and binding obligation of the Seller enforceable in accordance with its terms, subject only to any limitation under applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and the discretion that a court may exercise in the granting of equitable remedies (whether considered in a proceeding in equity or at law).

7.3       Legal Proceedings.  Except as set forth on Schedule 7.3, there are no
          -----------------                          ------------
actions, suits or proceedings pending or, to the Knowledge of the Seller, threatened against the Merchant Business or to which the Assets Sold are subject that claim damages in excess of $75,000.

7.4       No Violations.  Except as set forth in Schedule 7.4, the execution,
          -------------                          ------------
delivery and performance by the Seller of the Operative Documents will not (i) violate, conflict with, result in a breach of or constitute a default under (with or without notice or lapse of time or both) any agreement, indenture, mortgage or lease to which the Seller is a party or by which the Seller or its properties are bound; (ii) constitute a violation by the Seller of any Laws,
(iii) violate the membership agreements between the Seller and the Card Associations or between the Seller and the Network Organizations, (iv) violate, conflict with, or allow any other Person to exercise any rights under, any of the terms or provisions of its constituting documents or by-laws or any contracts or instruments to which it is a party or pursuant to which the Merchant Business or the Assets Sold is subject, (v) violate any order, judgment, injunction or decree of any court, arbitrator, or Governmental Entity against or binding upon the Seller, and/or (vi) result in a breach of, or cause the termination or revocation of any Authorization held by the Seller which is necessary to the ownership of the Assets Sold or the operation of the Merchant Business, other than, in each of the preceding clauses (i) through (v), such violations, conflicts, breaches and defaults and exercises of rights as would not reasonably be expected to have, either individually or in the aggregate, a Seller Material Adverse Effect.

7.5       Financial Information.  The Books and Records have been fully,
          ---------------------
properly and accurately kept and completed in all material respects. The Financial Statements and the Interim Financial Statements set out in Schedule
                                                                     --------
7.5 have been prepared in accordance with GAAP on a basis consistent with those
---
of previous periods and present fairly:

          (i) the assets, liabilities and the financial position of the Merchant Business as of the respective dates of the relevant balance sheets; and

          (ii) the sales, expenses and earnings of the Seller relating to the Merchant Business during the periods covered by the Financial Statements or Interim Financial Statements, as the case may be.

7.6       Assets Sold.  The Seller has legal and beneficial ownership of the
          -----------
Assets Sold free and clear of all Liens except Permitted Liens. Upon consummation of the transactions contemplated by this Agreement and subject to the receipt of the consents and authorizations referred to in Sections 7.10 and 7.12, the Purchaser will acquire good title to or the legally enforceable right to use, as the case may be depending upon the nature of the applicable Asset Sold and subject to the Permitted Liens, all the properties and assets included in the Assets Sold.

7.7       Agreements.  Except as set forth on Schedule 7.7, the Seller has:  (a)
          ----------                          ------------
performed in a timely manner and in all material respects all obligations required to be performed by it to date under the terms of the Assigned Merchant Agreements or the Third Party Vendor Agreements hereunder; (b) not, to the Knowledge of the Seller, received any notice of default or termination from any party to any Assigned Merchant Agreement or Third Party Vendor Agreement or, any notice of fraud by or bankruptcy or insolvency of any party to any such agreement; (c) not given notice of its election to terminate any Assigned Merchant Agreement or Third Party Vendor Agreement; and (d) not breached in any material respect any of the Assigned Merchant Agreements or Third Party Vendor Agreements.

7.8       Employees.  Except as set forth in Schedule 7.8, with respect to the
          ---------                          ------------
Merchant Business and the employees of the Merchant Business:

     (a) The Seller is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and hours of work;

     (b) The Seller has not and is not engaged in any unfair labor practice and no unfair labor practice complaint, grievance or arbitration proceeding is pending or, to the knowledge of the Seller, threatened against the Seller;

     (c) There are no collective bargaining agreements in force with respect to any of the Transferred Employees. No collective bargaining agreement is currently being negotiated by the Seller with respect to the Transferred Employees. There is no labor strike, dispute, work slowdown or stoppage pending or involving or, to the Knowledge of the Seller, threatened against the Seller. No trade union has applied to have the Seller declared a related employer pursuant to the Canada

          Labour Code, the Labour Relations Act (Ontario) or any similar legislation in any jurisdiction in which the Seller carries on business;

     (d) All amounts due or accrued due for all salary, wages, bonuses, commissions, vacation with pay, pension benefits or other employee benefits are reflected in the Financial Statements as of the dates thereof; and

     (e)  Schedule 7.8(e)(1) is a correct and complete list of each employee of
          ------------------
          the Seller in the Merchant Card Services division of the Seller, whether actively at work or not, their salaries, wage rates, commissions and consulting fees, bonus arrangements, benefits, positions, ages, status as full-time or part-time employees and length of service as of the date of this Agreement. No employee of the Merchant Business has any agreement as to length of notice or severance payment required to terminate his or her employment that would provide for a greater entitlement than would be provided for pursuant to the severance policy of the Seller set forth on Schedule
                                                                      --------
          7.8(e)(2).
          ---------

7.9       Employment Plans.
          ----------------

     (a)  Schedule 7.9 lists and describes all Employee Plans relating to
          ------------
          employees who are employed by the Seller in the Merchant Business.
          The Seller has furnished to the Purchaser true, correct and complete copies of all the current plan summaries and employee booklets applicable to employees of the Seller who are employed in the Merchant Business for such Employee Plans.

     (b) No commitments to improve or otherwise amend any Employee Plan with respect to employees of the Seller who are employed in the Merchant Business have been made by the Seller.

     (c) All employee data provided by the Seller to the Purchaser is true and correct as of the date of this Agreement and the Seller will notify the Purchaser of any changes thereto.

     (d) The Employee Plans have been maintained in compliance with their terms and with the requirements prescribed by all applicable Laws and are in good standing with such applicable Laws.

7.10      Required Consents.  The Third Party Vendor Agreements and, to the
          -----------------
Seller's Knowledge, the Assigned Merchant Agreements set forth on Schedule 7.10
                                                                  -------------
are the only agreements included in the Assets Sold that contain provisions requiring the consent of the relevant parties thereto for the assignment by the Seller of rights and interests thereunder.

7.11      Compliance with Laws.  Except as set forth on Schedule 7.11, the
          --------------------                          -------------
Merchant Business is not in violation of any Law or any Association Rules or Clearing System Rules (as defined in the Marketing Alliance Agreement) applicable to the Assets Sold or the Merchant Business in each jurisdiction in which the Merchant Business is conducted, other than violations which, individually or in the aggregate, would not reasonably be expected to result in a Seller Material Adverse Effect. Within the past twelve months, except as set forth in Schedule 7.11, the Seller has not received notice from
                       -------------
any Network Organization or Card Association that the Seller is not in compliance with any Association Rules or Clearing System Rules and has not received notice of the assessment of any fines or penalties due to a Card Association or Network Organization.

7.12      Authorizations.  Except as set forth on Schedule 7.12 and except as
          --------------                          -------------
would not reasonably be expected to have a Seller Material Adverse Effect, no Authorization is required to be obtained or made by or with respect to the Seller to authorize, or for the Seller to execute, deliver and perform, in connection with the execution, delivery or performance by the Seller of, the Operative Documents or the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 7.12 and except as would not
                                    -------------
reasonably be expected to have a Seller Material Adverse Effect, all Authorizations necessary for the conduct by the Seller of the Merchant Business have been issued or granted to the Seller and all such Authorizations are in full force and effect.

7.13      Material Adverse Changes.  Since the Interim Balance Sheet Date, there
          ------------------------
has not been any change in the operations or financial condition of the Assets Sold or the Merchant Business and no event has occurred or circumstances exist which could reasonably be expected to result in a Seller Material Adverse Effect.

7.14      Assigned Merchant Agreements.  The Seller represents and warrants that
          ----------------------------
it has delivered to the Purchaser a full and accurate list of all Merchants effective as of October 27, 2000. Schedule 7.14(a) represents an accurate list
                                   ----------------
of major VISA Merchants, or merchant locations which are aggregated for purposes of the Seller's business reporting (including (i) Merchants which are legal entities; (ii) business divisions of such Merchants; (iii) subsidiaries of such Merchants; (iv) franchisees of merchants which are franchisors; and (v) members of associations) as of May 31, 2000 representing not less than 60% of the total gross VISA purchase dollar volume of the Merchant Business for the twelve month period then ended (the "Major Merchants List"). Schedule 7.14(a) shall be
                                                 ----------------
updated as of the date which is two Business Days prior to the Closing Date to reflect any Merchants that are no longer subject to Merchant Agreements. Except as set forth on Schedule 7.14(b), all Merchants or business entities which are
                ----------------
associated with such major VISA Merchants set out on the Major Merchants List are subject to valid and binding written Merchant Agreements. Schedule 7.14(c)
                                                               ----------------
contains a true and accurate copy of each version of the pro forma Merchant Agreement used by the Seller and presently in effect for Merchants of the Seller. All Merchant Agreements were created by the Seller in accordance with its then current customary credit review and acceptance criteria for the Merchant Business, which in all cases was in compliance with rules and regulations of the Card Associations and Network Organizations. To the Seller's Knowledge, all of the Merchants other than the Merchants listed on the Major Merchants List are bound by and subject to a valid and binding written Merchant Agreement.

7.15      Independent Sales Organization Agreements.  The agency agreement with
          -----------------------------------------
Merchant Card Acceptance Corp. is the only Independent Sales Organization of the Seller relating to the Merchant Business. The Seller has no outstanding obligations to make payments to Merchant Card Acceptance Corp. for referring, soliciting, or servicing any Merchant or for any other reason whatsoever, other than obligations in the Ordinary Course of the Merchant Business and which are not Assumed Liabilities.

7.16      Taxes.  The Seller is not a non-resident of Canada within the meaning
          -----
of the Income Tax Act (Canada).

7.17      Assets Sold.  Subject to the provisions of Section 13.2, the Assets
          -----------
Sold, together with the items set forth on Schedule 7.17, include the material
                                           -------------
assets, agreements and property necessary to enable the Purchaser to carry on the Merchant Business at the Effective Time substantially in the manner as it was conducted by the Seller prior to the Closing. The assets set forth on or reflected on the Interim Financial Statement, other than assets acquired since the Interim Balance Sheet Date or sold, transferred or otherwise disposed of in the Ordinary Course or otherwise in accordance with this Agreement since the Interim Balance Sheet Date are included in the Assets Sold.

7.18      Intellectual Property.
          ---------------------

     (a)  The list set forth on Schedule 7.18(a) sets out all registered trade
                                ----------------
          marks, trade names, business names, copyrights, and any pending applications for the registration of such intellectual property, and any application software owned or used by the Seller primarily in connection with the Merchant Business (the "Merchant Business Software") other than software which:

          (1) is a standard business office application installed on a desktop platform, or which is, or operates in connection with, a version of the Microsoft Windows operating system software (eg. Microsoft Word or Excel); or

          (2)       satisfies both of the following two conditions:

                         (i) is installed on a mid-range platform (including an IBM AS/400 or RS/6000), or a mainframe platform (including IBM or Tandem); and

                         (ii) is software which is, or is used as, a tool or
                              utility to support, maintain, develop, or test the Merchant Business Software, or other software used in connection with the Merchant Business Software; or

          (3) is invoked, directly or indirectly, by one or more call procedures or sub-routines during the operations of any of the Merchant Business Software.

     (b)  Except as set forth in Schedule 7.18(b):
                                 ----------------

             (i) the Seller is the beneficial owner of the Transferred Intellectual Property and of the Licenced Trademarks free and clear of all Liens;

             (ii) the Seller is not a party to, or bound by, any contract or other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Transferred Intellectual Property;

             (iii) the Seller is not a party to, or bound by, any contract or other obligation whatsoever that limits or impairs its ability to grant to Purchaser the rights to the Licenced Trademarks that are set forth in the Trademark Licence Agreement;

             (iv) no Person has been granted any interest in, or right to use all or any portion of, the Transferred Intellectual Property;

             (v) to the Knowledge of the Seller, and as at the date hereof, the Transferred Intellectual Property does not infringe and is not being infringed by the registered trade marks, licences, trade names, business names, copyright or other intellectual property rights in the Territory of any other Person; and

             (vi) to the Knowledge of the Seller, and as at the date hereof, no suit, action, proceeding, judgment, order, injunction or decree is pending or outstanding that challenges the validity of, or any right of the Seller to use, any of the Transferred Intellectual Property or Licenced Trademarks.

7.19      Conduct of Business in Ordinary Course.  Except as set forth on
          --------------------------------------
Schedule 7.19, since the Interim Balance Sheet Date, the Merchant Business has
-------------
been carried on in the Ordinary Course. Without limiting the generality of the foregoing, since the Interim Balance Sheet Date the Seller has not:

             (i) Sold, transferred or otherwise disposed of any of the Assets Sold except for Assets Sold which are obsolete and which individually or in the aggregate do not exceed $50,000,

             (ii) Made any capital expenditure or commitment therefor for point of sale terminals used in connection with the Merchant Business that exceeded $100,000 in the aggregate and made any other capital expenditure or commitment therefor in respect of the Merchant Business that exceeded $100,000, individually or in the aggregate;

             (iii) Discharged any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise) relating to the Merchant Business that individually or in the aggregate exceeded $10,000;

             (iv) Increased its indebtedness for borrowed money or made any loan or advance, or assumed, guaranteed or otherwise became liable with respect to the liabilities or obligation of any Person in connection with the Merchant Business;

             (v) Made any bonus or profit sharing distribution or similar payment of any kind to any Person in connection with the Merchant Business except in the Ordinary Course;

             (vi) Removed, transferred or agreed to transfer any officer or any other senior employee of the Merchant Card Services division of the Seller, except as contemplated under this Agreement and the Operative Documents;

             (vii) Written off as uncollectible any Accounts Receivable which individually or in the aggregate exceed $360,000;

             (viii) Granted any increase in the rate of wages, salaries, bonuses or other remuneration of employees of the Merchant Business except in the Ordinary Course;

             (ix) Suffered any loss in respect of the Merchant Business or any of the Assets Sold in excess of $50,000, whether or not covered by insurance;

             (x) Suffered any material shortage or any cessation or interruption of inventory shipments, supplies or ordinary services in connection with the Merchant Business;

             (xi) Cancelled or waived any claims or rights in connection with the Merchant Business which, individually or in the aggregate, exceed $50,000;

             (xii) Compromised or settled any material litigation, proceeding or other governmental action relating to the Assets Sold or the Merchant Business;

             (xiii) Cancelled or reduced any of its insurance coverage on the
                    Merchant Business or any of the Assets Sold;

             (xiv) Permitted any of its facilities to be shut down for any period of time in excess of 12 hours; or

             (xv) Authorized, agreed or otherwise committed, whether or not in writing, to do any of the foregoing.

7.20      Accounts Receivable.  All Accounts Receivable have arisen from bona
          -------------------
fide transactions and, to the Knowledge of the Seller, are collectible without set-off or counterclaim.

7.21      Condition of Tangible Assets.  To the Knowledge of the Seller, the
          ----------------------------
Terminal Equipment and other tangible personal property of the Seller which are included in the Assets

Sold, including but not limited to the items listed on Schedule 2.1(e), are in
                                                       ---------------
good operating condition and repair, normal wear and tear excepted, and none of such property is in need of maintenance or repairs except for routine maintenance and repairs in the Ordinary Course.

7.22      Leases.  The Seller is not a party to, or under any agreement to
          ------
become a party to, any leases with respect to real property which is used or to be used in the Merchant Business, other than the Lease and the leases relating to the properties described in Schedule 2.6(b). The Lease is in good standing,
                               ---------------
creates a valid leasehold estate in the Leased Property thereby demised and is in full force and effect without amendment. With respect to the Lease (i) all rents and additional rents or fees due to date have been paid , (ii) no waiver, indulgence or postponement of the lessee's or licencees obligations has been granted by the lessor or licensor, (iii) to the Seller's Knowledge, there exists no event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default under the Lease, and (iv) to the Knowledge of the Seller, all of the covenants to be performed by any other party under the Lease have been fully performed. The Leased Property is adequate and suitable for the purposes for which it is presently being used and the Seller has adequate rights of ingress and egress into each of the Leased Property for the operation of the Merchant Business in the Ordinary Course. Schedule 2.1(b)(2)
                                                            ------------------
describes the Lease, including a description by municipal address.

7.23      No Brokers' or Other Fees.  Except with respect to CIBC World Markets
          -------------------------
Corp., no broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller.

7.24      Environmental Matters.  To the Knowledge of the Seller, the Leased
          ---------------------
Property contains no hazardous substances, including but not limited to asbestos, PCB's, urea formaldehyde or radioactive material save as permitted by applicable environmental Law. For purposes of this Section 7.24, it is understood that, to constitute "reasonable inquiry" as used in "Knowledge of the Seller", there shall be no duty to conduct sampling or analysis of any environmental medium, building material or other substance.

7.25      Intentionally Deleted.

7.26      Processing System and Software.  The merchant processing systems and
          ------------------------------
software currently used by the Seller or its Affiliates in operating the Merchant Business are functioning properly, calculating correctly, and have had no material operating problems within the 90 days prior to the date hereof, and are Year 2000 Compliant.

7.27      Terminal Equipment.  Since the Interim Balance Sheet Date, there has
          ------------------
been no change to the inventory levels and book value of the Terminal Equipment where such change would reasonably be expected to have a Seller Material Adverse Effect.

7.28      Workers' Compensation.  The Merchant Business is not subject to
          ---------------------
regulation by the Ontario Workplace Safety and Insurance Board.

7.29      Seller Data Room Materials.
          --------------------------

     (a)  Schedule 7.29(a) is a copy of the Merchant Card Services Technology
          ----------------
          Overview, which correctly presents, in all material respects, the technological environment that supported the Merchant Business as at December 2, 1999.

     (b)  Schedule 7.29(b) is a copy of the Cost Center analysis, and the
          ----------------
          information contained therein is a true and complete in all material respects and correctly represents the actual costs of the Seller related to the operations of the Merchant Business for the period from November 1, 1999 to May 31, 2000.

     (c)  Schedule 7.29(c) is a copy of the CIBC Merchant Card Services IT
          ----------------
          Services Review prepared by PCC Limited, and the information contained therein is an assessment of, and describes, the material attributes of the back office systems of the Merchant Business as at July 12, 2000.

     (d)  Schedule 7.29(d) is a copy of the CIBC Merchant Card Services Web
          ----------------
          Enablement Readiness Assessment, Phase I prepared by IBM, and the information contained therein is true and complete in all material respects.

     (e)  Schedule 7.29(e) is a draft copy of the Database Structure of the back
          ----------------
          office systems of the Merchant Business, and the information contained therein is true and complete in all material respects.

     (f)  Schedule 7.29(f) is a copy of the ISO Host Interface Base 24
          ----------------
          Functional Specifications prepared by Self Service Delivery Systems, and the information contained therein is true and complete in all material respects as at August 3, 2000.

     (g)  Schedule 7.29(g) is a copy of the Point of Sale IBM GSA 4680
          ----------------
          Credit/Debit Internal Design prepared by Self Service Delivery Systems, and the information contained therein is true and complete in all material respects as to August 4, 2000.

     (h)  Schedule 7.29(h) is a copy of the organization chart for the
          ----------------
          Application Development Group of the Merchant Business, and the information contained therein is true and complete in all material respects.

     (i)  Schedule 7.29(i) is a copy of the Organization Chart of the Product
          ----------------
          Development Group of the Merchant Business, and the information contained therein is true and complete in all material respects.

     (j)  Schedule 7.29(j) is a description of the Merchant Life Cycle
          ----------------
          Automation, and the information contained therein is true and complete in all material respects.

     (k)  Schedule 7.29(k) is a copy of the Merchant Card Services 2001
          ----------------
          Initiatives Executive Briefing, and the information contained therein is true and complete in all material respects.

     (l)  Schedule 7.29(l) is a copy of the Point of Sale Terminal Description
          ----------------
          Manual for Interac Debit/Credit 757 Terminal Applications prepared by Retail Delivery Systems, and the information contained therein is true and complete in all material respects as at July 17, 2000.

     (m)  Schedule 7.29(m) is a true and correct description of the Moss System,
          ----------------
          ROC System and the Call Tracker System, (collectively, the "Systems"), and the Systems have adequate capacity to support the existing Merchants in a manner consistent with the Ordinary Course of the Merchant Business.

     (n)  The information set out on Schedule 7.29(n) describes the Seller's
                                     ----------------
          communication rate in respect of the Merchant Business as at July 31, 2000.

     (o)  The information set out on Schedule 7.29(o) regarding voice
                                     ----------------
          authorization, voice settlements and the current processing environment is true and complete in all material respects.

     (p)  Schedule 7.29(p) is a copy of the technology overview for the Merchant
          ----------------
          Business, and the information contained therein is true and complete in all material respects.

     (q)  Schedule 7.29(q) is the Transit and Headcount Report and the
          ----------------
          information contained therein is true and complete in all material respects as of May 31, 2000;

     (r)  Schedule 7.29(r) is the Merchant Card Services Fiscal 1999 Revenue
          ----------------
          Calendarization and information contained therein is true and complete in all material respects as of March 31, 2000;

     (s)  Schedule 7.29(s) is the Variance Explanation and information contained
          ----------------
          therein is true and complete in all material respects;

     (t)  Schedule 7.29(t) is the Merchant Card Services Revenue Calendarization
          ----------------
          and information contained therein is true and complete in all material respects as of March 31, 2000;

     (u)  Schedule 7.29(u) is the Pro Forma Income Statement and information
          ----------------
          contained therein is true and complete in all material respects as of March 31, 2000;

     (v)  Schedule 7.29(v) is the Timeline for Monthly Change and information
          ----------------
          contained therein is true and complete in all material respects as of March 31, 2000;

     (w)  Schedule 7.29(w) is the Depreciation Schedule and information
          ----------------
          contained therein is true and complete in all material respects as of March 31, 2000;

     (x)  Schedule 7.29(x) is the List and Analysis of Equipment Rentals and
          ----------------
          information contained therein is true and complete in all material respects as of March 31, 2000.

                                 ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER, NATIONAL DATA CORPORATION AND
                                GLOBAL PAYMENTS

          The Purchaser represents and warrants as follows to the Seller and acknowledges and confirms that the Seller is relying upon the following representations and warranties in connection with the sale by the Seller of the Assets Sold and the assumption by the Purchaser of the Assumed Liabilities.

8.1       Organization.  The Purchaser is a corporation duly organized and
          ------------
validly existing under the laws of the State of New York. The Purchaser has all requisite corporate power to own and to carry on its business as now being conducted and is duly qualified, licenced or registered to carry on its business in the jurisdictions in which the ownership of its property or the conduct of its business makes such qualification necessary or where the Purchaser owns or leases any material properties or assets or conducts any material business, except jurisdictions in which the failure to be so qualified, licenced or registered would not, individually or in the aggregate, reasonably be expected to result in a Purchaser Material Adverse Effect. The Purchaser is a registrant under the Excise Tax Act (Canada) and the Act Respecting the Quebec Sales Tax (Quebec).

8.2       Authority.  The Purchaser has the corporate power and authority to
          ---------
enter into and perform its obligations under this Agreement and each of the Operative Documents to which it is a party and to effect the transactions contemplated hereby and thereby. The execution, delivery and performance of the Operative Documents to which it is a party have been approved by all requisite corporate action on the part of the Purchaser, and, assuming this Agreement constitutes the legally valid and binding agreement of the Seller, this Agreement constitutes (and each other Operative Document to which it is a party, when executed and delivered pursuant hereto, will constitute) a legally valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject only to any limitation under applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and the discretion that a court may exercise in the granting of equitable remedies (whether considered in a proceeding in equity or at law).

8.3       Legal Proceedings.  Except as set forth on Schedule 8.3, there are no
          -----------------                          ------------
actions, suits or proceedings pending or, to the Knowledge of the Purchaser, threatened against the Purchaser that claim damages in excess of $75,000.

8.4       No Violations.  Except as set forth in Schedule 8.4, the execution,
          -------------                          ------------
delivery and performance by the Purchaser of the Operative Documents to which it is a party will not (i) violate, conflict with, result in a breach of or constitute a default under (with or without notice or lapse of time or both) any agreement, indenture, mortgage or lease to which the Purchaser is a party or by which the Purchaser or its properties are bound; (ii) constitute a violation by the Purchaser of any Laws, (iii) violate any order, judgment, injunction or decree of any court, arbitration, or Governmental Entity against or binding upon the Seller; (iv) result in a breach of, or cause the termination or revocation of any Authorization held by the Purchaser which is necessary to the ownership of its properties or the operation of its businesses, and/or (v) violate, conflict with, or allow any other Person to exercise any rights under any of the terms or provisions of the Certificate of Incorporation or By-laws (or similar governing documents) of the Purchaser or any contracts or instruments to which it is a party or pursuant to which any of its assets or properties is subject, other than, in each of the preceding clauses (i) through
(v), such violations, conflicts, breaches and defaults and exercises of rights as would not reasonably be expected to have, either individually or in the aggregate, a Purchaser Material Adverse Effect.

8.5       Purchaser's Ownership.  As of the date of this Agreement, the
          ---------------------
Purchaser is a wholly owned subsidiary of National Data Corporation, a Delaware Corporation, and, as of the Closing Date, the Purchaser will be a wholly owned subsidiary of Global Payments.

8.6       Authorizations.  Except as set forth on Schedule 8.6 and except as
          --------------                          ------------
would not reasonably be expected to have a Purchaser Material Adverse Effect, no Authorization is required to be obtained or made by or with respect to the Purchaser to authorize, or for the Purchaser to execute, deliver and perform, in connection with the execution, delivery or performance by the Purchaser of, the Operative Documents or the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 8.6 and except as would not
                                    ------------
reasonably be expected to have a Purchaser Material Adverse Effect, all Authorizations necessary for the conduct by the Purchaser of its businesses have been issued or granted to the Purchaser and all such Authorizations are in full force and effect.

8.7       Compliance with Laws.  Except as set forth on Schedule 8.7, the
          --------------------                          ------------
Purchaser is not in violation of any Law, or any Association Rules or Clearing System Rules (as defined in the Marketing Alliance Agreement) applicable to its business or its properties in each jurisdiction in which it carries on business or will carry on business pursuant to the Operative Documents at the time it commences to carry on such business, other than violations which, individually or in the aggregate, would not reasonably be expected to result in a Purchaser Material Adverse Effect. Within the past twelve months and except as set forth on Schedule 8.7, the Purchaser has not received notice from any Network
   ------------
Organization or Card Association that the Purchaser is not in compliance with any Association Rules or Clearing System Rules and has not received notice of the assessment of any fines or penalties due from the Purchaser to a Card Association or Network Organization.

8.8       Material Adverse Changes.  Since August 31, 2000, there has not been
          ------------------------
any change in the operations or financial condition of the Purchaser and no event has occurred or circumstances exist which could reasonably be expected to result in a Purchaser Material Adverse Effect.

8.9       No Brokers' or Other Fees.  Except with respect to Goldman, Sachs &
          -------------------------
Co., no broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

8.10      Taxes.  The Purchaser is a non-resident of Canada within the meaning
          -----
of the Income Tax Act (Canada) and under Canadian common laws. The Purchaser is a non-resident of Quebec for purposes of Quebec sales tax.

8.11      Representations and Warranties of Guarantors. Each of National Data
          --------------------------------------------
Corporation and Global Payments (each a "Guarantor" and collectively the "Guarantors") represents and warrants as follows to the Seller and acknowledges that the Seller is relying upon the following representations and warranties in connection with the sale by the Seller of the Assets sold and the assumption by the Purchaser of the Assumed Liabilities:

     (a)  Organization.  Each of the Guarantors is a corporation duly organized
          ------------
          and validly existing under the laws of the jurisdiction of its incorporation. Each of the Guarantors has all requisite corporate power to own and to carry on its business as now being conducted.

     (b)  Authority.  Each of the Guarantors has the corporate power and
          ---------
          authority to enter into and perform its obligations under this Agreement and each of the Operative Documents to which it is a party and to effect the transactions contemplated hereby and thereby. The execution, delivery and performance of the Operative Documents to which it is a party have been approved by all requisite corporate action on the part of each of the Guarantors, and, assuming this Agreement constitutes the legally valid and binding agreement of the Seller, this Agreement constitutes (and each other Operative Document to which it is a party, when executed and delivered pursuant hereto, will constitute) a legally valid and binding obligation of each of the Guarantors, enforceable in accordance with its terms, subject only to any limitation under applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and the discretion that a court may exercise in the granting of equitable remedies (whether considered in a proceeding in equity or at law).

     (c)  No Violations.  Except as set forth on Schedule 8.11, the execution,
          -------------                          -------------
          delivery and performance by each of the Guarantors of the Operative Documents to which it is a party will not (i) violate, conflict with, result in a breach of or constitute a default under (with or without notice or lapse of time or both) any agreement, indenture, mortgage or lease to which such Guarantor is a party or by which the Guarantor or its properties are bound; (ii) constitute a violation by the Guarantor of any Laws, (iii) violate any order, judgment, injunction or decree of any court, arbitration, or Governmental Entity against or binding upon the Seller; (iv) result in a breach of, or cause the termination or revocation of any Authorization held by such Guarantor which is necessary to the ownership of its properties or the operation of its businesses, and/or (v) violate, conflict with, or allow any other Person to exercise any rights under any of the terms or provisions of the

          Certificate of Incorporation or By-laws (or similar governing documents) of such Guarantor or any contracts or instruments to which it is a party or pursuant to which any of its assets or properties is subject, other than, in each of the preceding clauses (i) through (v), such violations, conflicts, breaches and defaults and exercises of rights which would not have a Purchaser Material Adverse Effect.

     (d)  Authorizations.  Except as set out on Schedule 8.11 and except as
          --------------                        -------------
          would not reasonably be expected to have a Purchaser Material Adverse Effect, no Authorization is required to be obtained or made by or with respect to each of the Guarantors to authorize, or for such Guarantor to execute, deliver and perform, in connection with the execution, delivery or performance by such Guarantor of, the Operative Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

                                  ARTICLE IX

                             PRE-CLOSING COVENANTS

9.1       Conduct of Business Prior to Closing.
          ------------------------------------

     (a) During the Interim Period, the Seller will conduct the Merchant Business in the Ordinary Course except as required to give effect to the transactions contemplated hereby.

     (b) Without limiting the generality of Section 9.1(a) the Seller covenants that except (1) as otherwise contemplated by this Agreement, (2) as disclosed in Schedule 9.1, or with the consent of the Purchaser, which
                       ------------
          consent shall not be unreasonably withheld or delayed, from and after the date of this Agreement and until the Closing Date, the Seller shall with respect to the Merchant Business:

            (i) use its Commercially Reasonable Efforts to preserve intact the current business organization of the Merchant Business, keep available the services of the present employees of the Merchant Business and maintain good relations with, and the goodwill of, suppliers, Merchants, customers, landlords, creditors, distributors and all other Persons having business relationships with the Seller in connection with the Merchant Business;

            (ii) notify the Purchaser of any change in the normal course of business or operations of the Merchant Business and of any governmental complaints, investigations or hearings of which the Seller is notified, or the institution or settlement of litigation, in each case, involving the Merchant Business where such events could reasonably be expected to have a Seller Material Adverse Effect, and to keep the Purchaser reasonably informed of such events;

          (iii) use its Commercially Reasonable Efforts to retain possession and control of the Assets Sold and preserve the confidentiality of any confidential or proprietary information of the Merchant Business; and

          (iv) use its Commercially Reasonable Efforts to conduct the Merchant Business so as not to cause or permit to exist a breach of any representations and warranties of the Seller contained in the Agreement.

9.2       Access to Books and Records.
          ---------------------------

     (a) During the Interim Period, the Seller will upon reasonable request afford to the Purchaser and its employees, counsel, accountants or other authorized representatives access at reasonable times and upon reasonable advance notice to the officers, directors, employees, accountants and other advisors and agents, properties, Books and Records and contracts of the Seller relating to the Assets Sold and the Merchant Business, and the right to make copies and extracts from such Books and Records and contracts, and to furnish the Purchaser with all financial and operating data and other information with respect to the Assets Sold and the Merchant Business as the Purchaser shall from time to time reasonably request.

     (b) The Seller makes no other representations or warranties as to the Merchant Business or the Assets Sold except as set forth herein or in any Operative Document. No investigations made by or on behalf of the Purchaser, whether under Section 9.2 or any other provision of this Agreement or any Operative Document, shall have the effect of waiving, diminishing the scope of, or otherwise affecting, any representation or warranty made in this Agreement or any Operative Document.

9.3       Actions to Satisfy Closing Conditions.
          -------------------------------------

     (a) The Seller agrees to take all such actions as are within its power to control and to use its Commercially Reasonable Efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with all of the conditions set forth in Section
          10.1 including, without limitation, ensuring that there has been no breach of any representations and warranties.

     (b) The Purchaser agrees to take all such actions as are within its power to control and use its Commercially Reasonable Efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with all of the conditions set forth in Section
          10.2 including, without limitation, ensuring that there has been no breach of any representations and warranties.

9.4       Filings and Authorizations.
          --------------------------

     (a) Each of the Parties, as promptly as practicable after the execution of this Agreement, will (i) make, or cause to be made, all such filings and submissions under all Laws applicable to it, as may be required for it to consummate the purchase and sale of the Assets Sold in accordance with the terms of this Agreement, including any filing required under the Hart-Scott-Rodino Act, the Investment Canada Act, the Bank Act (Canada) and the Competition Act (Canada), (ii) use its Commercially Reasonable Efforts to obtain, or cause to be obtained, all Authorizations required to be obtained by it in order to consummate such transfer, (iii) use its Commercially Reasonable Efforts to take, or cause to be taken, all other actions which are reasonably necessary in order for it to fulfill its obligations under this Agreement, and (iv) use its Commercially Reasonable Efforts to obtain approval from OSFI for the processing of data relating to the Merchant Business in the United States. The Parties will coordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing including, without limitation, providing each other with all notices and information supplied to or filed with any Governmental Entity (except for notices and information which the Seller or the Purchaser, in each case acting reasonably, considers highly confidential and sensitive which may be filed on a confidential basis), and all notices and correspondence received from any Governmental Entity. The Parties waive compliance with the Bulk Sales Act (Ontario) and any other similar bulk sales Laws.

     (b) The Purchaser and, to the extent required by applicable Law, the Seller shall file on a confidential basis with respect to the transaction contemplated by this Agreement, (i) within 25 days of this date, an application for review or notification (as applicable) pursuant to and in compliance with the Investment Canada Act, (ii) within 25 days of this date, an application for an advance ruling certification or a pre-merger notification pursuant to and in compliance with the Competition Act, and (iii) in each case, shall promptly furnish any additional information requested of it under such Acts. The Seller shall provide the Purchaser at its request with all information that the Seller has in its possession or under its direction or control that may be required or useful in connection with the application or the notifications. The Purchaser shall keep the Seller reasonably informed as to the status of the proceedings related to the above applications and notifications, but the Purchaser shall be under no obligation to deliver to the Seller copies of (i) any notices or information supplied or filed by the Purchaser under the Acts or any correspondence with the officials under the Acts, or (ii) any information relating to the Purchaser or its activities whether of a confidential nature or in the public domain; provided, however, that the Purchaser shall provide the Seller with copies of the applications and notifications, in draft form and containing only information relating to the Seller in order for the Seller to confirm that such information is consistent with information previously given to the Purchaser by the Seller. The Purchaser will agree to provide any undertakings or abide by any conditions required to obtain any Investment Canada Act approval or in order that the officials under the Competition Act not oppose or threaten to oppose the purchases of the Assets Sold, which are not materially adverse to the Purchaser or the Merchant Business in the opinion of the Purchaser acting reasonably. The Purchaser will use its Commercially Reasonable Efforts to keep confidential all notices, applications, information and correspondence contemplated by this Section 9.4(b).

9.5       Election.  The Seller and the Purchaser shall execute an election as
          --------
to the sale of the accounts receivable under Section 22 of the Income Tax Act (Canada) or any similar tax legislation.

9.6       Notice of Untrue Representation or Warranty.  The Seller shall
          -------------------------------------------
promptly notify the Purchaser and the Purchaser shall promptly notify the Seller, upon any representation or warranty made by it contained in this Agreement or any Operative Document becoming untrue or incorrect during the Interim Period in any material respect. Any such notification shall set out particulars of the untrue or incorrect representation or warranty and details of any actions being taken by the Seller or the Purchaser, as the case may be, to rectify that state of affairs.

9.7       Exclusive Dealing.  During the Interim Period, the Seller shall not
          -----------------
directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquires or proposals from, any Person (other than the Purchaser) relating to the sale or assignment of the Merchant Business, any of the Assets Sold or any of the benefits or burdens in connection therewith (other than as permitted in this Agreement or in connection with terminal rentals made in the Ordinary Course).

9.8       Contacts with Customers.  Prior to the Closing, the Purchaser and its
          -----------------------
representatives shall not contact or communicate with the employees, Merchants, customers, suppliers and licensors of the Merchant Business in connection with the transactions contemplated hereby without the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed and may be conditioned upon a designee of the Seller being present at any such meeting or conference. The Seller's communications with the employees, Merchants, customers, suppliers and licensors of the Merchant Business in connection with the transactions contemplated hereby shall be undertaken in a manner consistent with the description of the transactions contemplated hereby in the communications plan agreed to and released to the press by the Parties. Notwithstanding the foregoing, the Purchaser may contact or communicate with Transferred Employees and Transition Employees after the Agreement is signed and prior to Closing without the consent of, but on reasonable advanced notice to the Seller, for the purpose of providing such Transferred Employees and Transition Employees with offers of employment pursuant to Section 4.3(a).

9.9       Projections.  The Parties acknowledge that some of the materials
          -----------
contained in Schedule 7.29 include certain projections and other forecasts for
             -------------
the Merchant Business and certain business plan and budget information. The Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, (ii) the Purchaser is familiar with such uncertainties, and (iii) as long as such projections, forecasts, plans, and budget information were based upon reasonable assumptions and are not based upon assumptions which are known to the Seller to be false or improbable, the Purchaser will not assert any claim against the Seller or any of its Affiliates or any of their respective directors, officers, employees, Affiliates or representatives, or hold the Seller or any of its Affiliates or any such Persons liable, with respect thereto.

9.10      Environmental Matters.  Except as permitted by Law, the Seller has not
          ---------------------
and will not bring upon, permit or use any substance, defined or designated as a hazardous or toxic waste, hazardous or toxic material, a hazardous, toxic or radioactive substance or other similar term, by any applicable governmental law, regulation, by-law or ordinance now or hereafter in effect, or any substance or material, the use or disposition of which is regulated by any such law, regulation, by-law or ordinance (hereinafter called "Toxic Materials") in, on or under the Leased Property and, until the Closing Date, the Seller has and will promptly comply with all laws, by-laws and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, storage, treatment, control, removal or clean up of Toxic Materials in, on, under the Leased Property or the lands of the Leased Property.

9.11      Transition Planning and Implementation.  During the Interim Period,
          --------------------------------------
the Parties agree to use Commercially Reasonably Efforts to work together to develop and implement a plan to carry out an orderly transfer of the Assets Sold and the Transferred Employees and to carry on the Merchant Business from and after the Closing Date in accordance with the Marketing Alliance Agreement and the Transition Agreement, including but not limited to such plans relating to security, privacy and confidentiality protections relating to the Merchant Business from and after the Closing Date.

9.12      Carlingview Lease.  The Seller may execute a lease with respect to the
          -----------------
Leased Property provided such is not inconsistent with the terms of the executed Offer to Lease made in October, 2000.

                                   ARTICLE X

                             CONDITIONS TO CLOSING

10.1      Conditions for the Benefit of the Purchaser.  The purchase and sale of
          -------------------------------------------
the Assets Sold is subject to the following conditions to be fulfilled or performed at or prior to the Closing, which conditions are for the exclusive benefit of the Purchaser and may be waived, in whole or in part, by the Purchaser in its sole discretion:

     (a)  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
          warranties of the Seller contained in this Agreement and the Operative Documents shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and of such date, except that (i) any representations and warranties that are made as of a specified date shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) as of such date, and (ii) the Seller shall be permitted to update at least two Business days before the Closing Schedules 2.1(a), 2.1(d) and 2.1(e) to reflect changes which have occurred in the Ordinary Course of the Seller's operation of the Merchant Business which have occurred after the date of this Agreement provided that such changes shall not individually or in the aggregate result in a Seller Material Adverse Effect, and the Seller shall have executed and delivered a certificate of a senior officer of the Seller to such effect. The receipt of such certificate and the Closing shall not constitute a waiver by the Purchaser of any of the representations and warranties of the Seller that are contained in this Agreement or in any of the Operative Documents;

     (b)  Performance of Covenants.  The Seller shall have fulfilled or complied
          ------------------------
          with all covenants contained in this Agreement and in any Operative Document to be fulfilled or complied with by it at or prior to the Closing, except where the failure to so fulfill or comply would not reasonably be expected to have a Seller Material Adverse Effect, and the Seller shall have executed and delivered a certificate of a senior officer to that effect. The receipt of such certificate and the Closing shall not constitute a waiver by the Purchaser of the covenants of the Seller which are contained in this Agreement and the Operative Documents;

     (c)  Consents and Authorizations.  The required Authorizations set forth on
          ---------------------------
          Schedule 7.12 and consents relating to the Third Party Vendor
          -------------
          Agreements set forth on Schedule 7.10 shall have been obtained on
                                  -------------
          terms acceptable to the Purchaser, acting reasonably;

     (d)  Deliveries.  The Seller shall deliver or cause to be delivered to the
          ----------
          Purchaser the following in form and substance reasonably satisfactory to the Purchaser:

            (i)  The certificate referred to in Section 10.1(a);

           (ii)  The certificate referred to in Section 10.1(b);

          (iii) An opinion of Blake, Cassels & Graydon LLP, Canadian counsel to the Seller, with respect to matters under the laws of Canada, and an opinion of Simpson Thacher & Bartlett, United States counsel to the Seller, with respect to matters under the laws of the United States, each in form and substance reasonably satisfactory to the Purchaser;

           (iv)  Intentionally Deleted;

            (v) The originals or, where applicable, copies of the Books and Records;

           (vi) Necessary deeds, conveyances, assurances, transfers and assignments and any other instruments necessary or reasonably required to transfer the Assets Sold to the Purchaser with a good and marketable title, free and clear of all Liens;

          (vii) A Transition Agreement signed by the Seller in a form acceptable to the Seller and the Purchaser and incorporating the services and costs schedule and other issues set forth in
                 Schedule 4.2;
                 ------------

         (viii) A Marketing Alliance Agreement signed by the Seller substantially in the form of Exhibit 10.1(d)(viii);
                                              ---------------------

           (ix) An Investor Rights Agreement signed by the Seller substantially in the form of Exhibit 10.1(d)(ix);
                                -------------------

            (x) A General Conveyance Agreement signed by the Seller substantially in the form of Exhibit 10.1(d)(x);
                                              -------------------

           (xi) A Trademark Licence Agreement signed by the Seller substantially in the form of Schedule 10.1(d)(xi);
                                              --------------------

          (xii) A Stock Purchase Agreement by the Seller substantially in the form attached of Exhibit 10.3(d) pursuant to which the Seller
                                  ---------------
                 shall subscribe for and Global Payments shall issue Common Shares representing 26.25% of the total number of Common Shares outstanding on the Closing Date after giving effect to the Spin-off Transaction and the issuance of the Common Shares to the Seller pursuant to the Stock Purchase Agreement; and

         (xiii) The Seller shall have made available to the Purchaser the Credit Facility reflecting the terms and conditions of the term sheet attached of Schedule 10(d)(xiii).
                                   --------------------

     (e)  Proceedings.  All proceedings to be taken in connection with the
          -----------
          transactions contemplated by this Agreement and the Operative Documents shall be satisfactory in form and substance to the Purchaser, acting reasonably, and the Purchaser shall have received copies of all instruments and other evidences as it may reasonably request in order to establish the consummation of the transactions and the taking of all necessary proceedings in connection therewith;

     (f)  No Adverse Change. There shall have been no adverse change in the
          -----------------
          business, operating results or financial condition of the Assets Sold or the Merchant Business between the date hereof and the Closing Date which is likely to result in a Seller Material Adverse Effect.

     (g)  Change of Control.  The Seller shall not have been acquired by any
          -----------------
          party whose primary business is the Merchant Business or who generates at least $10,000,000 per year in revenue from the Merchant Business.

     (h)  New Three Party Agreements.  The agreements between the Seller and
          --------------------------
          National Bank relating to the Seller's "Merchant's Edge Program" shall have been amended or restated on or before Closing such that each of the Purchaser and the Seller are parties to such agreements in a manner required for the provision of the services under the Transition Agreement and under the Marketing Alliance Agreement.

     (i)  OSFI Approval for Data Processing.  The Seller shall have obtained
          ---------------------------------
          approval from OSFI to permit the processing of data relating to the Merchant Business by the Purchaser in the United States.

10.2      Conditions for the Benefit of the Seller.  The purchase and sale of
          ----------------------------------------
the Assets Sold is subject to the following conditions to be fulfilled or performed at or prior to the Closing, which conditions are for the exclusive benefit of the Seller and may be waived, in whole or in part, by the Seller in its sole discretion:

     (a)  Accuracy of Representation and Warranties.  The representations and
          -----------------------------------------
          warranties of the Purchaser contained in this Agreement and the Operative Documents shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and of such date, except that any representations and warranties that are made as of a specified date shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) as of such date, and the Purchaser shall have executed and delivered a certificate of a senior officer of the Purchaser to such effect. The receipt of such certificate and the Closing shall not constitute a waiver by the Seller of any of the representations and warranties of the Purchaser that are contained in this Agreement or in any of the Operative Documents;

     (b)  Performance of Covenants.  The Purchaser shall have fulfilled or
          ------------------------
          complied with all covenants contained in this Agreement and in any Operative Document to be fulfilled or complied with by it at or prior to Closing, except where the failure to so fulfill or comply would not reasonably be expected to have a Purchaser Material Adverse Effect, and the Purchaser shall have executed and delivered a certificate of a senior officer to that effect. The receipt of such certificate and the Closing shall not constitute a waiver by the Seller of the covenants of the Purchaser which are contained in this Agreement and the Operative Documents;

(c)       Deliveries.  The Purchaser shall deliver or cause to be delivered to
          ----------
          the Seller the following in form and substance satisfactory to the Seller acting reasonably:

            (i) Copies of (i) the Bylaws and the Articles of Incorporation of the Purchaser and (ii) a certificate from the Secretary of the Purchaser indicating that such Bylaws and Articles of Incorporation are true and correct;

           (ii) The certificates referred to in Section 10.2(a) and Section 10.2(b);

          (iii) An opinion of Ogilvy Renault, Canadian counsel to the Purchaser, with respect to matters under the laws of Canada, and an opinion of Alston & Bird LLP, United States counsel to the Purchaser, with respect to matters under the laws of the United States, each in form and substance reasonably satisfactory to the Seller;

           (iv) A Transition Agreement signed by the Purchaser substantially in the form of Schedule 4.2;
                             ------------

            (v) A Marketing Alliance Agreement signed by the Purchaser substantially in the form of Exhibit 10.1(d)(viii);
                                              ---------------------

           (vi) An Investor Rights Agreement signed by the Purchaser substantially in the form of Exhibit 10.1(d)(ix);
                                              -------------------

          (vii) A General Conveyance Agreement signed by the Purchaser substantially in the form of Exhibit 10.1(d)(x);
                                              ------------------

         (viii) A Trademark Licence Agreement signed by the Purchaser substantially in the form of Schedule 10.1(d)(xi);
                                              --------------------

           (ix) A Stock Purchase Agreement by Global Payments substantially in the form of Exhibit 10.3(d) pursuant to which the Seller shall
                             ---------------
                 subscribe for and Global Payments shall issue Common Shares representing 26.25% of the total number of Common Shares outstanding on the Closing Date after giving effect to the Spin-off Transaction and the issuance of the Common Shares to the Seller pursuant to the Stock Purchase Agreement; and

            (x) A Credit Facility or other comparable arrangements reflecting substantially the terms and conditions of the Term Sheet in
                 Schedule 10.1(d)(xiii).
                 ----------------------

           (xi) An Employee Benefit Plan Agreement signed by an Affiliate of the Purchaser that has made or will be making offers of employment pursuant to Section 4.3(a) in substantially the form of Schedule 4.3(a)(iv).
                    -------------------

     (d)  Proceedings.  All proceedings to be taken in connection with the
          -----------
          transactions contemplated in this Agreement and any Operative Documents shall be satisfactory in form and substance to the Seller, acting reasonably, and the Seller shall have received copies of all the instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     (e)  No Adverse Change.  There shall have been no adverse change in the
          -----------------
          business, operating results or financial condition of the Purchaser between the date hereof and the Closing Date which is likely to result in a Purchaser Material Adverse Effect.

     (f)  Intentionally Deleted.

     (g)  Change of Control.  The Purchaser shall not have been acquired by a
          -----------------
          financial institution.

     (h)  Significant Transactions.  The Purchaser shall not have, without the
          ------------------------
          consent of the Seller, which consent shall not be unreasonably withheld or delayed, except as otherwise contemplated by this Agreement, from and after the date of this Agreement and until the Closing Date, entered into any agreement (or agreed or announced publicly its intention to do so) relating to any merger or any transaction pursuant to which the Purchaser would sell more than $70,000,000 in assets to an unrelated third party or purchase the stock or assets of any third party where the purchase price (including the value of any assumed indebtedness) in connection therewith represents, individually or in the aggregate, more than $70,000,000 in cash or 15% of the stock of the Global Payments (before giving effect to such acquisition).

10.3      Conditions for the Benefit of Both Parties.  The purchase and sale of
          ------------------------------------------
the Assets Sold is subject to the following terms and conditions to be fulfilled prior to Closing, which conditions are true conditions precedent:

     (a)  Competition Act and Investment Canada Act.  (i) Each of the Seller and
          -----------------------------------------
          the Purchaser shall have filed all notices and information required under Part IX of the Competition Act (Canada) and satisfied any request for additional information thereunder and the applicable waiting periods shall have expired without the Commissioner of Competition having notified Purchaser that he intends to apply to the Competition Tribunal for an order under Sections 92, 100 or 104 of the Competition Act (Canada) in respect of the transactions contemplated herein, or the Parties shall have received an Advance Ruling Certificate ("ARC") pursuant to the Competition Act (Canada) from the Commissioner of Competition, and (ii) no proceedings shall have been taken or threatened to be taken under the merger provisions of Part VIII or under Section 45 of the Act in respect of the transactions contemplated herein, and (iii) Investment Canada shall have provided a receipt to the Purchaser pursuant to the Investment Canada Act or the

          Purchaser shall have received evidence, satisfactory to it, indicating that the acquisition of the Assets Sold and the Merchant Business is not a reviewable transaction or, if it is a reviewable transaction, the Minister shall have been satisfied or deemed to have been satisfied that such acquisition is likely to be a net benefit to Canada.

     (b)  Banking Regulatory Approvals.  The Seller shall have received all
          ----------------------------
          consents and approvals required under the Bank Act (Canada) and the Bank Holding Company Act of 1956, as amended, and any required waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended shall have expired or been terminated, without the imposition of any conditions that either Party reasonably considers to be unduly burdensome.

     (c)  Completion of the Spin-off Transaction.  The Spin-off Transaction
          --------------------------------------
          shall have been consummated substantially in accordance with the description thereof in the draft Form 10 Filing dated November 8, 2000 and the terms and conditions of the draft Distribution Agreement attached thereto.

     (d)  Conditions to Closing of the Stock Purchase.  All conditions to
          -------------------------------------------
          closing pursuant to the Stock Purchase Agreement in Schedule 10.3(d)
                                                              ----------------
          shall have been satisfied.

                                  ARTICLE XI

                                  TERMINATION

11.1      Termination.  This Agreement may be terminated and the transactions
          -----------
contemplated hereby may be abandoned at any time prior to the Closing:

     (a)  by the mutual consent of the Seller and the Purchaser;

     (b) by either the Purchaser or the Seller, if the Closing has not occurred on or before March 31, 2001 (or June 30, 2001 if the delay in the Parties' ability to close arises from the failure or inability to satisfy the conditions to closing set forth in Section 10.3); provided that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any Party whose action or failure to act has been the cause or resulted in the failure of the transactions contemplated hereby to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

     (c) by the Purchaser, if the Seller has breached any material representation, warranty, covenant, obligation or agreement hereunder and such breach shall not have been cured within 30 days of receipt by the Seller of written notice of such breach, provided that the right to terminate this Agreement by the Purchaser under this Section 11.1(c) shall not be available to the Purchaser in the event the Purchaser is at that time in material breach of this Agreement;

     (d) by the Seller, if the Purchaser has breached any material representation, warranty, covenant, obligation or agreement hereunder and such breach shall not have been cured within 30 days of receipt by the Purchaser of written notice of such breach, provided that the right to terminate this Agreement by the Seller under this Section 11.1(d) shall not be available to the Seller in the event the Seller is at that time in material breach of this Agreement; or

     (e) by either the Purchaser or the Seller, if any court or Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby or denying any consent or Authorization necessary for the consummation of such transactions, and such order, decree or ruling or other action shall have become final and non-appealable.

11.2      Procedure and Effect of Termination.
          -----------------------------------

     (a) In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby by the Seller or the Purchaser pursuant to this Article 11, written notice thereof shall forthwith be given to the other Party. If this Agreement is terminated and the transactions contemplated by this Agreement are abandoned as provided herein:

           (i) Each Party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

           (ii) The provisions of the Confidentiality Agreements shall continue in full force and effect.

     (b) Each Party's right of termination under this Article 11 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. Nothing in Article 11 shall limit or affect any other rights or causes of action either the Purchaser or the Seller may have with respect to the representations, warranties, covenants and indemnities in its favor contained in this Agreement.

11.3      Termination Fees.
          ----------------

     (a) In the event that (i) the Board of Directors of the Purchaser shall have withdrawn or materially modified its recommendation of the Spin-off Transaction or shall have resolved to do the foregoing, thereby causing the termination of this Agreement due to the failure by the Purchaser to satisfy the condition set forth in Section 10.3(c) or
          (ii) this Agreement is terminated due to the failure by the Purchaser to satisfy the condition set forth in Section 10.2(g) or Section 10.2(h), then the Purchaser shall promptly (but in no event later than five Business Days after public announcement thereof) pay to the Seller Cdn.$1,000,000.

     (b) In the event that this Agreement is terminated due to the failure by the Seller to satisfy the condition set forth in Section 10.1(g), then the Seller shall promptly (but in no event later than five Business Days after public announcement thereof) pay to the Purchaser Cdn.$1,000,000.

                                  ARTICLE XII

                                INDEMNIFICATION

12.1      Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of the Parties contained in this Agreement or in any instrument delivered pursuant hereto will survive the Closing Date and will remain in full force and effect thereafter until the second anniversary of the Closing Date, provided that (i) the representations and warranties set forth in Sections 7.2, 7.6, 7.8 7.9, 7.16 and 7.23, the first sentence of Section 7.1, and Sections 8.2 and 8.5 will survive the Closing Date and will remain in full force and effect until the expiration of the applicable statute of limitations (after giving effect to waiver, mitigation or extension thereof) and (ii) the representations and warranties set forth in Section 7.24 will survive the Closing Date and will remain in full force and effect until the fifth anniversary of the Closing Date; provided, further, that such representations or warranties shall survive (if at all) beyond such period with respect to any inaccuracy therein or breach thereof, written notice of which shall have been duly given within such applicable period in accordance with Section 12.1 hereof. The Parties agree that the indemnification provisions of this Article XII constitute the sole remedy of the Parties with respect to any breach of the provisions of this Agreement.

12.1      Indemnification.
          ---------------

     (a)  Indemnification by Seller.  Subject to the limits set forth in this
          -------------------------
          Section 12.2(a), the Seller agrees to indemnify, defend and hold the Purchaser and its Affiliates and their respective officers, directors, partners, stockholders, employees, agents and representatives (the "Purchaser Indemnified Persons") harmless from and in respect of any and all losses (excluding consequential losses, loss of profits and losses due to punitive damages in the case of direct claims but not for third party claims), damages, costs and reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) (collectively, "Losses"), that they may incur (whether or not involving a third party claim) arising out of or due to (i) any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of the Seller contained in this Agreement or the Disclosure Schedule; (ii) any liabilities other than Assumed Liabilities; and (iii) any claims resulting from Seller's failure to comply with the Bulk Sales Act (Ontario) or the corresponding bulk sales legislation of the other provinces of Canada. Anything to the contrary contained herein notwithstanding, none of the Purchaser Indemnified Persons shall be entitled to recover from the Seller or any of its Affiliates for any claims for indemnity or damages with respect to any inaccuracy or breach of any representations or warranties, unless and until the total of all such claims exceeds $500,000 and then only for the amount by which such claims exceed such amount. In no event shall:
          (a) the Seller's liability under Section 12.2(a)(i) with respect to the inaccuracy or breach of representations and warranties exceed Cdn.$150,000,000 in the aggregate; and (b) the Purchaser recover more than once with respect to any inaccuracy or breach of the same or similar representations and warranties in the Stock Purchase Agreement with regard to the same event, circumstance, or occurrence.

     (b)  Indemnification by the Purchaser.  Subject to the limits set forth in
          --------------------------------
          this Section 12.2(b), the Purchaser agrees to indemnify, defend and hold the Seller, its Affiliates and its and their agents and representatives (the "the Seller Indemnified Persons") harmless from and in respect of any and all Losses that they may incur (whether or not involving a third party claim) arising (i) out of or due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of the Purchaser contained in this Agreement or the Disclosure Schedule; and (ii) out of or due to the Assumed Liabilities, and except as may otherwise be provided in the Operative Documents. Anything to the contrary contained herein notwithstanding, none of the Seller Indemnified Persons shall be entitled to recover from the Purchaser or any of its Affiliates for any claims for indemnity or damages with respect to any inaccuracy or breach of any representations or warranties, unless and until the total of all such claims exceeds $500,000 and then only for the amount by which such claims exceed such amount. In no event shall: (a) the Purchaser's liability under Section 12.2(b)(i) with respect to the inaccuracy or breach of representations and warranties exceed Cdn.$150,000,000 in the aggregate; and (b) the Seller recover more than once with respect to any inaccuracy or breach of the same or similar representations or warranties in the Stock Purchase Agreement with regard to the same event, circumstance, or occurrence.

     (c)  Indemnification Calculations.  The amount of any Losses for which
          ----------------------------
          indemnification is provided under this Article XII shall be computed net of any insurance proceeds received by the indemnified party in connection with such Losses. If an indemnified party receives insurance proceeds in connection with Losses for which it has received indemnification, such party shall refund to the indemnifying party the amount of such insurance proceeds when received, up to the amount of indemnification received. An indemnified party shall use Commercially Reasonable Efforts to pursue insurance claims with respect to any Losses. If the amount with respect to which any claim is made under this Article XII (an "Indemnity Claim") gives rise to a currently realizable Tax Benefit (as defined below) to the party making the claim, the indemnity payment shall be reduced by the amount of such Tax Benefit actually available to the party making the claim. To the extent such Indemnity Claim does not give rise to a currently realizable Tax Benefit, if the amount with respect to which such Indemnity Claim is made gives rise to a subsequently realized Tax Benefit to the party that made the claim, such party shall refund to the indemnifying party the amount of such Tax Benefit when, as and if actually realized. Refunds relating to subsequent Tax Benefits shall be made on the last Business Day of the month following the year in which the Tax Benefit is realized. For the purposes of this Agreement, any subsequently realized Tax Benefit shall be treated as though it were a reduction in the amount of the initial Indemnity Claim, and the liabilities of the parties shall be re-determined as though both occurred at or prior to the time of payment of the initial Indemnity Claim. For purposes of this Section 12.2(c), a "Tax Benefit" to a party means an amount by which the tax liability of such party (or group of Affiliates including such party) is actually reduced (including, without limitation, by deduction, reduction of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise) as such amount may actually be reduced by, but not below zero, any increase in such party's tax liability as a result of its receipt of payment for such Indemnity Claim plus any related interest received from the relevant Taxing Authority. Where a party has other losses, deductions, credits or items available to it, the Tax Benefit from any losses, deductions, credits or items relating to the Indemnity Claim shall be deemed realized proportionately with any other losses, deductions, credits or items. For the purposes of this Section 12.2(c), a Tax Benefit is "currently realizable" to the extent that such Tax Benefit can actually be realized in the current taxable period or year or in any Tax Return with respect thereto (including through a carry back to a prior taxable period) or in any taxable period or year prior to the date of the Indemnity Claim. In the event that there should be a determination disallowing the Tax Benefit, the indemnifying party shall be liable to refund to the indemnified party the amount of any related reduction previously allowed or payments previously made to the indemnifying party pursuant to this Section 12.2(c). The amount of the refunded reduction or payment shall be deemed a payment under this Section 12.2(c) and thus shall be paid subject to any applicable reductions under this Section 12.2(c).

     (d)  Notice and Opportunity to Defend.  If there occurs an event that a
          --------------------------------
          party asserts is an indemnifiable event pursuant to Section 12.2(a) or 12.2(b), the party or parties seeking indemnification shall notify the other party or parties obligated to provide indemnification (the "Indemnifying Party") promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the party seeking indemnification will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding; provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any party seeking indemnification and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein or, following the delivery by the Indemnifying Party to the party or parties seeking indemnification of the Indemnifying Party's acknowledgment in writing that the relevant Loss is an indemnified liability hereunder, to assume the defense thereof, with counsel selected by the Indemnifying Party and, after notice from the Indemnifying Party to such party or parties seeking indemnification of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the party or parties seeking indemnification hereunder for any legal expenses of other counsel or any other expenses subsequently incurred by such party or parties in connection with the defense thereof. The Indemnifying Party and the party seeking indemnification agree to cooperate fully with each other and their respective counsel in connection with the defense, negotiation or settlement of any such action or asserted liability. The party or parties seeking indemnification shall have the right to participate at their own expense in the defense of such action or asserted liability. If the Indemnifying Party assumes the defense of an action (A) no settlement or compromise thereof may be effected (1) by the Indemnifying Party without the written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) unless (x) there is no finding or admission of any violation of law or any violation of the rights of any person by any indemnified party and no adverse effect on any other claims that may be made against any indemnified party and (y) all relief provided is paid or satisfied in full by the Indemnifying Party or (2) by the indemnified party without the consent of the Indemnifying Party and (B) the indemnified party may subsequently assume the defense of such action if a court of competent jurisdiction determines that the Indemnifying Party is not vigorously defending such action. In no event shall an Indemnifying Party be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed).

     (e)  Payment.  On each occasion that any indemnified party shall be
          -------
          entitled to indemnification or reimbursement under this Section 12.2, the Indemnifying Party shall, at each such time, promptly pay the amount of such indemnification or reimbursement. If any indemnified party shall be entitled to indemnification under this Section 12.2, the Indemnifying Party shall pay the indemnified party's costs and expenses arising as a result of a proceeding directly relating to an indemnifiable Loss (including, without limitation, any reasonable fees paid to witnesses), periodically as incurred.

                                 ARTICLE XIII

                            POST-CLOSING COVENANTS

13.1      Access to Books and Records.  Subject only to such limitations as may
          ---------------------------
be imposed by applicable privacy legislation, after the date of the Closing, the Books and Records wherever located that are held by a Party or under the control of a Party (the "Inspected Party") shall be open for inspection by the other Party and its authorized agents and representatives and regulators and the Party with the right of inspection may, at its own expense, make such copies of and excerpts from such Books and Records as it may reasonably deem desirable; provided, however, that all such inspections (x) shall be conducted during normal business hours from time to time reasonably established by the Inspected Party, (y) shall, if the Inspected Party so requests, be conducted in the presence of an officer or designated representative of the Inspected Party and (z) shall be conducted in accordance with reasonable security programs and procedures from time to time established by the Inspected Party. All Books and Records shall be maintained by the Purchaser or the Seller, as the case may be, for the period of time after the Effective Time as set forth in Schedule 13.1; provided, however,
                                              -------------
that in the event that as of the end of such period, any taxable year of the Purchaser or the Seller is still under examination by any taxing authority, such books and records shall be maintained until a final determination of the tax liability of the Purchaser or the Seller for that year has been made.

13.2      Deferred Transfers. (i) Notwithstanding anything to the contrary
          ------------------
contained in this Agreement, to the extent that the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to the Purchaser of any Asset Sold or the assumption by the Purchaser of any Assumed Liability on the books of the Seller is prohibited by any applicable Law or would require any Authorizations or consents and such Authorizations or consents shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance, delivery or assumption, or any attempted sale, assignment, transfer, conveyance, delivery or assumption, thereof. Following the Closing, the Seller shall use its Commercially Reasonable Efforts to obtain promptly such Authorizations or consents; provided, however, that the Seller shall not be required to pay any consideration therefor, other than filing, recordation or similar fees payable to any domestic or foreign government or governmental authority. Pending such Authorization or consent, (i) the Parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide the Purchaser the benefits and burdens of such Asset Sold or Assumed Liability not sold, assigned, transferred, conveyed, delivered or assumed at the Closing (each, a "Deferred Item") and (ii) the Seller shall enforce, at the reasonable request of the Purchaser for the account of the Purchaser, any rights of the Seller arising from such Deferred Item. Once such Authorization or consent for the sale, assignment, transfer, conveyance, delivery or assumption of a Deferred Item is obtained, the Seller shall promptly assign, transfer, convey and deliver, or cause to be assigned, transferred, conveyed and delivered, such Deferred Item to the Purchaser for no additional consideration and the Purchaser shall, or shall cause one of its Affiliates to, effect the assumption of any Deferred Item constituting an obligation. To the extent that any such Deferred Item cannot be transferred or the full benefits and liabilities of use of any such Deferred Item cannot be provided to the Purchaser following the Closing pursuant to this
Section 13.2, then the Purchaser and the Seller shall enter into such arrangements (including subcontracting if permitted) to provide the Purchaser the economic (taking into account tax costs and benefits) and operational equivalent of obtaining such Authorization or consent and the performance by the Purchaser of the obligations thereunder.

13.3      GST. The Parties understand that the Seller's services under the
          ---
Marketing Alliance Agreement and/or the Transition Agreement are not subject to tax under Part IX of the Excise Tax Act (Canada) and the Act Respecting the Quebec Sales Tax (Quebec) pursuant to Schedule VI, Part V, Section 7 to the Excise Tax Act (Canada). The Parties covenant and agree that, in any event, they shall cooperate to contest any assessment of GST and to minimize the amount of GST payable.

13.4      Nominee(s) to the Board of Directors.  The Seller's nominee(s) set
          ------------------------------------
forth on Schedule 13.4 shall be appointed to the board of directors of Global
         -------------
Payments promptly after Closing.

                                  ARTICLE XIV

                                 MISCELLANEOUS

14.1      Expenses.  Except as otherwise specifically provided in this
          --------
Agreement, all Parties shall pay their own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including, but not by way of limitation, all attorney's fees, broker's fees, accounting fees and other expenses. The Parties shall share equally all expenses of the filing fees in connection with filings required pursuant to Sections 10.1(i), 10.3(a) and 10.3(b).

14.2      Notices.  All notices, demands and other communications hereunder
          -------
shall be sent to the individual named below, shall be in writing, and shall be delivered in person; deposited in regular mail, sent via national overnight carrier; or sent via facsimile as long as the sending party has telephone confirmation that the entire facsimile was actually received by the receiving party.

               (i)  If to the Seller, to:

               c/o CIBC World Markets Inc.
               161 Bay Street, BCE Place
               7th Floor
               Toronto, Ontario M5J 258

               Attention: Executive Vice President, Card Products, Collections
                          and Merchant Card Services
               Facsimile No.: (416) 784-6868

               with a copy to:

               Canadian Imperial Bank of Commerce
               Legal and Compliance Division
               199 Bay Street
               Commerce Court West
               15th Floor
               Toronto, Ontario M5L 1A2

               Attention: Associate General Counsel
               Facsimile No.: (416) 304-2860
               and to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017

               Attention:  Lee Meyerson, Esq.
               Facsimile No.: (212) 455-2502

               (ii) If to the Purchaser, to:

               National Data Payment Systems, Inc.
               #2 National Data Plaza
               Atlanta, Georgia 30329-2010

               Attention: Office of the Corporate Secretary
               Facsimile No.: 404-728-2990

               with a copy to:

               National Data Payment Systems, Inc.
               #2 National Data Plaza
               Atlanta, Georgia 30329-2010

               Attention: Paul R. Garcia, Chief Executive Officer Facsimile No.: 404-728-3417

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this
Section 14.2. Any notice, demand or other communication given pursuant to the provisions of this Section 14.2 shall be deemed to have been given on the date actually delivered.

14.3      Third Party Beneficiaries.  Except as provided in Section 14.5,
          -------------------------
neither Party to this Agreement intends this Agreement to benefit or create any right or cause of action in or on behalf of any Person other than the Seller and the Purchaser.

14.4      Independent Contractors.  Nothing contained in this Agreement or any
          -----------------------
other Operative Document shall be construed as constituting a partnership, joint venture or agency between the Purchaser and the Seller. Rather, the Parties shall be deemed independent contractors for all purposes.

14.5      Successors and Assigns.  All terms and provisions of this Agreement
          ----------------------
shall be binding upon and shall inure to the benefit of the Parties hereto and their respective transferees, successors and permitted assigns. This Agreement and the rights, privileges, duties and obligations of the Parties hereto may not be assigned or delegated by either Party without the written consent of the other Party; provided, however, that no such consent shall be required for the assignment (or designation of performance) by either Party of its rights, privileges, duties and obligations hereunder to a Person controlling, controlled by or under common control with such Party (it being understood that no such assignment (or designation of performance) shall relieve the assigning Party of its duties or obligations hereunder).

14.6      Amendments and Waivers.  This Agreement, any of the instruments
          ----------------------
referred to herein and any of the provisions hereof or thereof shall not be amended, modified or waived in any fashion except by an instrument in writing signed by the Parties hereto. No failure or delay on the part of any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

14.7      Severability of Provisions.  If any provision of this Agreement, or
          --------------------------
the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

14.8      Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which taken together shall constitute one instrument.

14.9      Governing Law; Waiver of Jury Trial; Consent to Jurisdiction.  This
          ------------------------------------------------------------
Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Seller and the Purchaser agree that any suit, action, or proceedings, brought or instituted by either Party hereto which in any way relates, directly or indirectly, to this Agreement or any event, transaction, or occurrence arising out of or in any way connected with this Agreement or the dealings of the Parties with respect thereto, shall be tried only by a court and not by a jury. THE SELLER AND THE PURCHASER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. The Seller and the Purchaser acknowledge and agree that this provision is a specific and material aspect of this Agreement between the Parties and that neither Party would enter into this Agreement if this provision were not part thereof.

14.10     Captions.  The captions contained in this Agreement are for
          --------
convenience of reference only and do not form a part of this Agreement.

14.11     Entire Agreement.  The making, execution and delivery of this
          ----------------
Agreement, by the Parties hereto, and the Disclosure Schedule agreed to by the Parties as of the date hereof (the "Disclosure Schedule"), have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement, the Confidentiality Agreement, the Disclosure Schedule and any Exhibits hereto and the other written instruments specifically referred to herein embody the entire understanding of the Parties and there are no further or other agreements or understandings, written or oral, in effect between the Parties relating to the subject matter hereof.

14.12     Joint Announcement; Confidentiality.  Except as required by Law or by
          -----------------------------------
any stock exchange, the Purchaser and the Seller agree not to publicly disclose the transactions contemplated by this Agreement, provided, however, that promptly after the date hereof, after prior consultation with each other as to the substance and form of the public disclosure of the transactions contemplated by this Agreement, the Seller and the Purchaser shall make individual announcements or a joint announcement of the execution of, and the transactions provided for under, this Agreement. Notwithstanding the foregoing, after the Closing, and subject to the confidentiality provisions set out in any of the Operative Documents, nothing herein shall prevent either Party from disclosing, either publicly or otherwise, that the transaction contemplated herein took place, provided that any such disclosure does not contain any information regarding any term or condition of this Agreement or any Operative Document which has not been previously disclosed pursuant to a mutually agreed press release or which has not been approved for disclosure by the other Party.

14.13     Gender and Number.  Any reference in this Agreement or any Operative
          -----------------
Document to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

14.14     Currency.  All references in this Agreement or any Operative Document
          --------
to dollars, unless otherwise specifically indicated, are expressed in United States dollars. "Cdn.$" denotes Canadian dollars.

14.15     Time of the Essence.  Time shall be of the essence of this Agreement.
          -------------------

14.16     Disclosure Schedule.  All references to Schedules in this Agreement
          -------------------
are to schedules forming part of the Disclosure Schedule.

          IN WITNESS WHEREOF, the Parties hereto, through their duly authorized officers, have executed and delivered this Asset Purchase Agreement as of the day and year first above written.



                    CANADIAN IMPERIAL BANK OF COMMERCE

                    By:____________________________________
                    Name:  Richard E. Venn
                    Title: Senior Executive Vice President


                    By:____________________________________
                    Name:  David Marshall
                    Title: Vice Chairman



                    NATIONAL DATA PAYMENT SYSTEMS, INC.


                    By:____________________________________

                    Name:__________________________________

                    Title:___________________________________

     The obligations of National Data Payment Systems Inc. hereunder are hereby guaranteed by Global Payments Inc. from and after the Distribution Date.


                    GLOBAL PAYMENTS INC.


                    By:____________________________________

                    Name:__________________________________

                    Title:___________________________________



The obligations of National Data Payment Systems, Inc. hereunder are hereby guaranteed by National Data Corporation ("NDC") until the Distribution Date, at which time all obligations of NDC arising before or after the Distribution Date shall terminate.


                    NATIONAL DATA CORPORATION



                    By:  _____________________________________

                    Name: ___________________________________

                    Title:  ____________________________________

ARTICLE I    DEFINITIONS................................................................................   1
1.1          Definitions................................................................................   1

ARTICLE II   ASSETS SOLD; ASSUMPTION OF LIABILITIES.....................................................  11
2.1          Sale and Purchase..........................................................................  11
2.2          Transfer and Assumption of Liabilities.....................................................  11
2.3          Consents...................................................................................  12
2.4          Books and Records..........................................................................  12
2.5          New Three Party Agreements.................................................................  12
2.6          Licenses and Leases........................................................................  12

ARTICLE III  THE CLOSING................................................................................  13
3.1          Closing....................................................................................  13

ARTICLE IV   CONSIDERATION FOR ASSETS SOLD AND ASSUMPTION OF LIABILITIES; TRANSITION; TRANSFERRED
             EMPLOYEES; MERCHANTS AND INDEPENDENT SALES ORGANIZATIONS...................................  13
4.1          Consideration..............................................................................  13
4.2          Transition Period..........................................................................  16
4.3          EMPLOYEES..................................................................................  17

ARTICLE V    CERTAIN ADDITIONAL AGREEMENTS OF THE SELLER................................................  20
5.1          Further Assurances.........................................................................  20
5.2          Seller's Covenant Not To Compete...........................................................  20
5.3          Compliance with Regulatory Matters.........................................................  21
5.4          Segregation of Canadian BINs...............................................................  21

ARTICLE VI   CERTAIN ADDITIONAL AGREEMENTS OF THE PURCHASER.............................................  22
6.1          Compliance with Regulatory Matters.........................................................  22
6.2          [Intentionally Deleted.]...................................................................  22
6.3          Purchaser's Covenant Not to Compete........................................................  22
6.4          Further Assurances.........................................................................  24

ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF THE SELLER...............................................  24
7.1          Organization...............................................................................  25
7.2          Authority..................................................................................  25
7.3          Legal Proceedings..........................................................................  25
7.4          No Violations..............................................................................  25
7.5          Financial Information......................................................................  26

7.6          Assets Sold................................................................................  26
7.7          Agreements.................................................................................  26
7.8          Employees..................................................................................  26
7.9          Employment Plans...........................................................................  27
7.10         Required Consents..........................................................................  27
7.11         Compliance with Laws.......................................................................  27
7.12         Authorizations.............................................................................  28
7.13         Material Adverse Changes...................................................................  28
7.14         Assigned Merchant Agreements...............................................................  28
7.15         Independent Sales Organization Agreements..................................................  28
7.16         Taxes......................................................................................  29
7.17         Assets Sold................................................................................  29
7.18         Intellectual Property......................................................................  29
7.19         Conduct of Business in Ordinary Course.....................................................  30
7.20         Accounts Receivable........................................................................  31
7.21         Condition of Tangible Assets...............................................................  31
7.22         Leases.....................................................................................  32
7.23         No Brokers' or Other Fees..................................................................  32
7.24         Environmental Matters......................................................................  32
7.26         Processing System and Software.............................................................  32
7.27         Terminal Equipment.........................................................................  32
7.28         Workers' Compensation......................................................................  32
7.29         Seller Data Room Materials.................................................................  33

ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER, NATIONAL DATA CORPORATION AND GLOBAL
             PAYMENTS...................................................................................  35
8.1          Organization...............................................................................  35
8.2          Authority..................................................................................  35
8.3          Legal Proceedings..........................................................................  35
8.4          No Violations..............................................................................  35
8.5          Purchaser's Ownership......................................................................  36
8.6          Authorizations.............................................................................  36
8.7          Compliance with Laws.......................................................................  36
8.8          Material Adverse Changes...................................................................  36

8.9          No Brokers' or Other Fees..................................................................  36
8.10         Taxes......................................................................................  37
8.11         Representations and Warranties of Guarantors...............................................  37

ARTICLE IX   PRE-CLOSING COVENANTS......................................................................  38
9.1          Conduct of Business Prior to Closing.......................................................  38
9.2          Access to Books and Records................................................................  39
9.3          Actions to Satisfy Closing Conditions......................................................  39
9.4          Filings and Authorizations.................................................................  40
9.5          Election...................................................................................  41
9.6          Notice of Untrue Representation or Warranty................................................  41
9.7          Exclusive Dealing..........................................................................  41
9.8          Contacts with Customers....................................................................  41
9.9          Projections................................................................................  41
9.10         Environmental Matters......................................................................  42
9.11         Transition Planning and Implementation.....................................................  42
9.12         Carlingview Lease..........................................................................  42

ARTICLE X    CONDITIONS TO CLOSING......................................................................  42
10.1         Conditions for the Benefit of the Purchaser................................................  42
10.2         Conditions for the Benefit of the Seller...................................................  45
10.3         Conditions for the Benefit of Both Parties.................................................  47

ARTICLE XI   TERMINATION................................................................................  48
11.1         Termination................................................................................  48
11.2         Procedure and Effect of Termination........................................................  49
11.3         Termination Fees...........................................................................  49

ARTICLE XII  INDEMNIFICATION............................................................................  50
12.1         Survival of Representations and Warranties.................................................  50
12.2         Indemnification............................................................................  50

ARTICLE XIII POST-CLOSING COVENANTS.....................................................................  53
13.1         Access to Books and Records................................................................  53
13.2         Deferred Transfers.........................................................................  54
13.3         GST........................................................................................  54
13.4         Nominee(s) to the Board of Directors.......................................................  54

ARTICLE XIV   MISCELLANEOUS..............................................................................  55
14.1          Expenses...................................................................................  55
14.2          Notices....................................................................................  55
14.3          Third Party Beneficiaries..................................................................  56
14.4          Independent Contractors....................................................................  56
14.5          Successors and Assigns.....................................................................  56
14.6          Amendments and Waivers.....................................................................  57
14.7          Severability of Provisions.................................................................  57
14.8          Counterparts...............................................................................  57
14.9          Governing Law; Waiver of Jury Trial; Consent to Jurisdiction...............................  57
14.10         Captions...................................................................................  57
14.11         Entire Agreement...........................................................................  57
14.12         Joint Announcement; Confidentiality........................................................  58
14.13         Gender and Number..........................................................................  58
14.14         Currency...................................................................................  58
14.15         Time of the Essence........................................................................  59
14.16         Disclosure Schedule........................................................................  59